Filed pursuant to Rule 424(b)(3)
Registration No. 333-199129

SUPPLEMENT NO. 3
DATED JUNE 8, 2015
TO THE PROSPECTUS DATED FEBRUARY 17, 2015
OF INLAND RESIDENTIAL PROPERTIES TRUST, INC.

This Supplement No. 3 supplements, and should be read in conjunction with, the prospectus of Inland Residential Properties Trust, Inc., dated February 17, 2015, as previously supplemented by Supplement No. 1 dated March 13, 2015 and Supplement No. 2 dated May 22, 2015. Unless otherwise defined in this Supplement No. 3, capitalized terms used herein have the same meanings as set forth in the prospectus, as supplemented.

Prospectus Updates

On April 16, 2015, Inland American Real Estate Trust, Inc. changed its name to InvenTrust Properties Corp. Each occurrence of “Inland American Real Estate Trust, Inc.” and “Inland American” throughout the prospectus is deleted in its entirety and “InvenTrust Properties Corp.” and “InvenTrust,” respectively, are inserted in lieu thereof.

Cover Page

The first paragraph on the cover page is hereby replaced with the following disclosure to reflect the amendment of our distribution reinvestment plan to provide for the reinvestment of plan participant distributions on Class T Shares into additional Class T Shares.

We are a Maryland corporation organized on December 19, 2013 and sponsored by Inland Real Estate Investment Corporation, or IREIC. We intend to primarily acquire, directly or indirectly, a portfolio of multifamily properties located primarily in the top 100 metropolitan statistical areas throughout the United States. We expect that our real estate portfolio will consist primarily of “stabilized” Class A and Class B multifamily properties. We are offering and selling up to $1 billion of shares of our common stock on a “reasonable best efforts” basis, referred to herein as the “primary offering,” through Inland Securities Corporation, or Inland Securities, our dealer manager. Inland Securities is a member of the Financial Industry Regulatory Authority, Inc., or FINRA. “Reasonable best efforts” means that Inland Securities is not obligated to purchase any specific number or dollar amount of shares. We are offering two classes of our common stock: Classes A and T common stock, which we refer to individually as our Class A and T Shares, and collectively as our common stock. We are also offering and selling up to $190 million of Class A and T Shares, in any combination, to be issued pursuant to our distribution reinvestment plan. There are differing selling fees and commissions for each class. The Company will also pay a distribution and stockholder servicing fee, subject to certain limits, on the Class T Shares sold in the primary offering. We reserve the right to reallocate shares of common stock between our distribution reinvestment plan and our primary offering. We intend to elect to be taxed as a real estate investment trust for U.S. federal income tax purposes (a “REIT”), commencing with the tax year ending December 31, 2015 or our first year of material operations.

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The table on the cover page is hereby replaced with the following disclosure to reflect the amendment of our distribution reinvestment plan to provide for the reinvestment of plan participant distributions on Class T Shares into additional Class T Shares.

	Maximum Aggregate Price to Public	Maximum Selling Commissions		Maximum Dealer Manager Fee		Proceeds, Before Expenses, to Us(1)
Maximum Offering	$1,000,000,000	$52,000,000	(2)	$27,500,000	(2)	$920,500,000
Class A Shares, Per Share	$25.00	$1.50		$0.69		$22.81
Class T Shares, Per Share(3)	$23.95	$0.48		$0.66		$22.81
Minimum Offering	$2,000,000	$104,000	(2)	$55,000	(2)	$1,841,000
Distribution Reinvestment Plan(4)	$190,000,000	—		—		$190,000,000
Class A Shares, Per Share	$23.75	—		—		$23.75
Class T Shares, Per Share	$22.81	—		—		$22.81

(1)	The proceeds are calculated before deducting certain organization and offering expenses payable by us. The total of the above fees, plus other organization and offering expenses and fees, are estimated to be approximately $92,000,000 if the maximum primary offering amount is sold and approximately $184,000 if the minimum primary offering amount is sold (assuming the sale of 80% of Class A Shares and 20% of Class T Shares). Other organization and offering expenses including any “issuer costs” will not exceed 2.0% of the gross offering proceeds from the primary offering. To the extent that all other organization and offering expenses exceed the maximum expense cap, the excess expenses will be paid by our business manager. See “Plan of Distribution” for additional information.
(2)	The maximum selling commissions and dealer manager fee assume that 80% and 20% of the shares sold in the primary offering are Class A and Class T, respectively. The dealer manager fee is equal to 2.75% of gross proceeds, and the estimated selling commissions are equal to 6.0% and 2.0% of gross proceeds for Class A and T Shares, respectively.
(3)	The Company will also pay a distribution and stockholder servicing fee, subject to certain limits, on the Class T Shares sold in the primary offering in an annual amount equal to 1.0% of the purchase price per Class T Share (or, once reported, the amount of our estimated value per share), payable on a monthly basis.
(4)	We will not pay selling commissions, dealer manager fees, distribution and stockholder servicing fees, or reimburse issuer costs in connection with shares of common stock issued through our distribution reinvestment plan. For participants in the distribution reinvestment plan, distributions paid on Class A Shares and Class T Shares, as applicable, will be used to purchase Class A Shares and Class T Shares, respectively.
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Questions and Answers About the Offering

The following disclosure replaces the corresponding disclosure captioned “Q: What competitive advantages does the Company achieve through its relationship with Inland?” on page 4 of the prospectus.

A: We believe our relationship with Inland provides us with many benefits, including:

•	Sponsor Experience – Inland has more than forty-five years of experience in acquiring and managing real estate assets. Inland has sponsored 686 programs, including 669 private limited partnerships, limited liability companies and Delaware statutory trusts, ten public limited partnerships and seven non-listed REITs, as of March 31, 2015.
•	Experienced Acquisition Team – Inland Real Estate Acquisitions, Inc., or “IREA,” and other affiliates of IREIC will assist us in identifying potential acquisition opportunities, negotiating contracts related thereto and acquiring real estate assets on our behalf. Since January 2005, the individuals performing services for these entities have closed over 1,900 transactions involving real estate with an aggregate purchase price that exceeds $29 billion.
•	Experienced Management Team – Inland’s management team has substantial experience in all aspects of acquiring, owning, managing, operating and financing real estate, including multifamily properties. As of March 31, 2015, Inland entities cumulatively owned properties located in forty-one states and managed assets with a book value exceeding $6.7 billion.
•	Experienced Multifamily Acquirer and Manager – Since 1967, Inland has acquired and managed over 66,000 multifamily units for an aggregate purchase price of $3.3 billion throughout the United States as of March 31, 2015. Currently, one other former IREIC-sponsored REIT, InvenTrust, and Inland Private Capital Corporation (formerly, Inland Real Estate Exchange Corporation), or “IPCC,” collectively own and operate 32 multifamily properties throughout the United States. Mitchell Sabshon, our president and chief executive officer, and JoAnn McGuinness, our chief operating officer, have over 16 years and 22 years, respectively, of experience acquiring, financing and managing multifamily properties. Ms. McGuinness began her career with Inland in 1992, in the company’s multi-family/residential management division. Mr. Sabshon has been actively involved in financing and acquiring multifamily properties since 1991 at several firms, including Lehman Brothers, Goldman Sachs and GFI Capital.
•	Strong Multifamily Relationships – We believe that Inland’s extensive network of relationships with the real estate brokerage, development and investor communities enable us to successfully execute our strategies. These relationships will augment our ability to identify acquisitions in off-market transactions outside of competitive marketing processes, capitalize on opportunities and capture repeat business and transaction activity. In addition, we believe that Inland’s strong multifamily relationships with the residential brokerage communities will aid in attracting and retaining tenants.
•	Centralized Resources – Substantially all of Inland’s skilled personnel, specializing in areas such as real estate management, leasing, marketing, accounting, human resources, cash management, risk management, tax and internal audit, are based at Inland’s corporate headquarters located in a suburb of Chicago.

See “Conflicts of Interest” for a discussion of certain risks and potential disadvantages of our relationship with Inland.

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The second paragraph in the answer to the question “Q: What kind of offering is this?” on page 12 is hereby replaced with the following disclosure to reflect the amendment of our distribution reinvestment plan to provide for the reinvestment of plan participant distributions on Class T Shares into additional Class T Shares.

We also are offering up to $190 million in shares to be sold at a purchase price of $23.75 per Class A Share and $22.81 per Class T Share to stockholders who elect to participate in our distribution reinvestment plan. We reserve the right to allocate the shares offered between our primary offering and the distribution reinvestment plan.

The fourth paragraph in the answer to the question “Q: Why are you offering two classes of common stock and what are the similarities and differences between the classes?” on page 13 is hereby replaced with the following disclosure to reflect the amendment of our distribution reinvestment plan to provide for the reinvestment of plan participant distributions on Class T Shares into additional Class T Shares.

The distribution and stockholder servicing fee will be paid on each Class T Share that is purchased in the primary offering. We will not pay this fee on any Class T Shares that are issued through our distribution reinvestment plan. We will cease paying the distribution and stockholder servicing fee with respect to any particular Class T Share and that Class T Share, along with any Class T Shares purchased through our distribution reinvestment plan in respect of distributions on the Class T Shares purchased in the primary offering and which are held in the same account, will convert into a number of Class A Shares determined by multiplying each Class T Share to be converted by the “Conversion Rate” described herein on the earlier of (i) a listing of the Class A Shares on a national securities exchange; (ii) a merger or consolidation of the Company with or into another entity, or the sale or other disposition of all or substantially all of the Company’s assets; (iii) the end of the month in which the Dealer Manager determines that total underwriting compensation paid in the primary offering plus the distribution and stockholder servicing fee paid on all Class T Shares sold in the primary offering is equal to 10% of the gross proceeds of the primary offering from the sale of both Class A Shares and Class T Shares; and (iv) the end of the month in which the underwriting compensation paid in the primary offering plus the distribution and stockholder servicing fee paid with respect to that Class T Share equals 10% of the gross offering price of that Class T Share. In the case of a Class T Share purchased in the primary offering at a price equal to $23.95, the maximum distribution and stockholder servicing fee that may be paid on that Class T Share will be equal to approximately $1.26 per share. Although we cannot predict the length of time over which this fee will be paid due to potential changes in the estimated value of our Class T Shares, we expect that this fee would be paid over approximately 5.25 years from the date of purchase, assuming a constant estimated value of $23.95 per Class T Share. The Conversion Rate will be equal to the quotient, the numerator of which is the estimated value per Class T Share (including any reduction for distribution and stockholder servicing fees as described herein) and the denominator of which is the estimated value per Class A Share. See “ERISA Considerations — Annual Valuation Requirement.” Persons wishing to purchase Class T Shares at multiple times during the primary offering (excluding purchases of Class T Shares through our distribution reinvestment plan) must open a separate account for each purchase. See “Description of Securities — General Description of Shares — Class T Shares” for further details. In addition to the above circumstances, we will further cease paying the distribution and stockholder servicing fee on any Class T Share that is redeemed or repurchased or upon the Company’s liquidation, dissolution or winding up.

The third paragraph in the answer to the question “Q: How will the Company estimate the per share value of the classes of its shares of common stock in the future?” on page 16 is hereby replaced with the following disclosure to reflect changes resulting from the amendment of our distribution reinvestment plan to provide for the reinvestment of plan participant distributions on Class T Shares into additional Class T Shares.

If the distribution and stockholder servicing fee paid by the Company exceeds the amount distributed to holders of Class T Shares in a particular period, the estimated value per Class T Share would be permanently reduced by an amount equal to the Excess Fee for the applicable period divided by the number of Class T Shares outstanding at the end of the applicable period, reducing both the estimated value of the Class T Shares used for conversion purposes and the Conversion Rate described herein. The Company will not pay a distribution and stockholder servicing fee with respect to Class T Shares sold through our distribution reinvestment plan.

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Prospectus Summary

The second paragraph under the section captioned “Prospectus Summary – Terms of the Offering” that begins on page 17 is hereby replaced with the following disclosure to reflect the amendment of our distribution reinvestment plan to provide for the reinvestment of plan participant distributions on Class T Shares into additional Class T Shares.

We also are offering up to $190 million of shares of common stock, in any combination of Class A Shares and Class T Shares, to be sold to stockholders who elect to participate in our distribution reinvestment plan. You may participate in the plan by reinvesting distributions from your: (i) Class A Shares in additional Class A Shares at a purchase price per share initially equal to $23.75 per Class A Share; and (ii) Class T Shares in additional Class T Shares at a purchase price per share initially equal to $22.81 per Class T Share. Distributions may be fully reinvested. If you participate, you will be taxed on income attributable to the reinvested distributions based on the fair market value of shares of our common stock received in lieu of a cash distribution. Thus, you would have to rely solely on sources other than distributions from us to pay taxes on the distributions. As a result, you may have a tax liability without receiving cash distributions to pay the tax liability. Our board may amend, suspend or terminate the plan, including increasing or decreasing the per share purchase price, in its sole discretion, upon ten days prior written notice to participants.

The following disclosure replaces the first paragraph under the section captioned “Prospectus Summary — Summary Conflicts of Interest” on page 20 of the prospectus.

During the ten year period ended March 31, 2015, IREIC sponsored four other REITs: Retail Properties of America, Inc., referred to herein as “RPAI,” InvenTrust Properties Corp. (formerly known as Inland American Real Estate Trust, Inc.), referred to herein as “InvenTrust,” Inland Diversified Real Estate Trust, Inc., referred to herein as “Inland Diversified,” and Inland Real Estate Investment Trust, Inc., referred to herein as “IREIT.” During the same period, our sponsor, IREIC, and IPCC sponsored, in the aggregate, 150 real estate exchange private placement limited partnerships, Delaware statutory trusts and limited liability companies. One of the REITs, IREIT, is presently managed by affiliates of our Business Manager. On July 1, 2014, Inland Diversified merged with and into a subsidiary of Kite Realty Group Trust or “Kite”, a publicly traded Maryland real estate investment trust listed on the New York Stock Exchange or “NYSE” (NYSE: KRG). InvenTrust and RPAI are self-managed. Neither IREIC nor its affiliates have responsibility for the day-to-day operations of RPAI or InvenTrust. IREIC and its affiliates own shares of RPAI’s outstanding common stock, primarily acquired in the internalization of that entity in 2007. RPAI’s Class A Common Stock is listed on the NYSE under the symbol “RPAI.”

The paragraphs under the section captioned “Prospectus Summary – Compensation Payable To Affiliates of IREIC – Distribution and Stockholder Servicing Fee — Inland Securities / Soliciting Dealers / Broker-Dealer of Record” that begins on page 24 are hereby replaced with the following disclosure to reflect the amendment of our distribution reinvestment plan to provide for the reinvestment of plan participant distributions on Class T Shares into additional Class T Shares.

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Acquisitions and Operations Stage
Distribution and Stockholder Servicing Fee — Inland Securities / Soliciting Dealers / Broker-Dealer of Record

We will pay a distribution and stockholder servicing fee equal to 1.0% per annum of the purchase price per share (or, once reported, the amount of our estimated value per share) for each Class T Share sold in the primary offering. The distribution and stockholder servicing fee will accrue daily and be paid monthly in arrears. We will pay the distribution and stockholder servicing fee to our dealer manager, which may reallow the fee to the soliciting dealer, if any, who sold the Class T Shares or, if applicable, to a subsequent broker-dealer of record of the Class T Shares so long as the subsequent broker-dealer is party to a soliciting dealer agreement, or servicing agreement, with the dealer manager that provides for reallowance. The distribution and stockholder servicing fees are ongoing fees that are not paid at the time of purchase.

We will cease paying the distribution and stockholder servicing fee with respect to any particular Class T Share and that Class T Share, along with any Class T Shares purchased through our distribution reinvestment plan in respect of distributions on the Class T Shares purchased in the primary offering and which are held in the same account, will convert into a number of Class A Shares determined by multiplying each Class T Share to be converted by the “Conversion Rate” described herein on the earlier of (i) a listing of the Class A Shares on a national securities exchange; (ii) a merger or consolidation of the Company with or into another entity, or the sale or other disposition of all or substantially all of the Company’s assets; (iii) the end of the month in which the Dealer Manager determines that total underwriting compensation paid in the primary offering plus the distribution and stockholder servicing fee paid on all Class T Shares sold in the primary offering is equal to 10% of the gross proceeds of the primary offering from the sale of both Class A Shares and Class T Shares; and (iv) the end of the month in which the underwriting compensation paid in the primary offering plus the distribution and stockholder servicing fee paid with respect to that Class T Share equals 10% of the gross offering price of that Class T Share. In the case of a Class T Share purchased in the primary offering at a price equal to $23.95, the maximum distribution and stockholder servicing fee that may be paid on that Class T Share will be equal to approximately $1.26 per share. Although we cannot predict the length of time over which this fee will be paid due to potential changes in the estimated value of our Class T Shares, we expect this fee would be paid over approximately 5.25 years from the date of purchase, assuming a constant estimated value of $23.95 per Class T Share. We will further cease paying the distribution and stockholder servicing fee on any Class T Share that is redeemed or repurchased, as well as upon the Company’s dissolution, liquidation or the winding up of the Company’s affairs, or a merger or other extraordinary transaction in which the Company is a party and in which the Class T Shares as a class are exchanged for cash or other securities.

The distribution and stockholder servicing fee is payable with respect to all Class T Shares purchased in our primary offering. We will not pay the distribution and stockholder servicing fee with respect to Class T Shares issued under our distribution reinvestment plan.

$2,000,000 annually, assuming sale of $200 million of Class T Shares; $4,000 annually, assuming sale of $400,000 of Class T Shares, subject to the 10% limit on underwriting compensation. Assuming sale of $200 million of Class T Shares, we estimate that up to a maximum of $10.5 million in such fees will be paid over the life of the Company. All of these fees may be reallowed (paid) to participating soliciting dealers. See “Compensation Table” for a detailed calculation of the distribution and stockholder servicing fee.

Assuming we sell the maximum offering amount, and all shares sold are Class T Shares, the amount of distribution and stockholder servicing fees on an annual basis would be $10 million.

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Risk Factors

The fourth paragraph under the risk factor “There is no public market for our shares, and our stockholders may not be able to sell their shares under our share repurchase program and, if our stockholders are able to sell their shares under the program, they may not be able to recover the amount of their investment in our shares” that begins on page 41 is hereby replaced with the following disclosure to reflect the amendment of our distribution reinvestment plan to provide for the reinvestment of plan participant distributions on Class T Shares into additional Class T Shares.

We may make ordinary repurchases only if we have sufficient funds available to complete the repurchase. In any given calendar month, we are authorized to use only the proceeds from the sale of Class A Shares and Class T Shares under our distribution reinvestment plan during that month to make ordinary repurchases; provided that, if we have excess funds from our distribution reinvestment plan during any particular month, we may, but are not obligated to, carry those excess funds to the subsequent calendar month for the purpose of making ordinary repurchases. Subject to funds being available, in the case of ordinary repurchases, we will limit the number of shares repurchased during any calendar year to 5% of the aggregate number of Class A Shares and Class T Shares outstanding on December 31st of the previous calendar year. In the event that we determine not to repurchase all of the shares presented during any month, including as a result of having insufficient funds or satisfying the 5% limit, to the extent we decide to repurchase shares, shares will be repurchased on a pro rata basis up to the limits described above. Any stockholder whose ordinary repurchase request has been partially accepted in a particular calendar month will have the remainder of his or her request included with all new repurchase requests we have received in the immediately following calendar month, unless he or she chooses to withdraw that request. Further, we have no obligation to repurchase shares if the repurchase would violate the restrictions on distributions under Maryland law, which prohibits distributions that would cause a corporation to fail to meet statutory tests of solvency.

The first paragraph under the risk factor “We will be required to disclose an estimated value per share of each class of our common stock no later than 150 days following the second anniversary of breaking escrow in this offering, and the purchase price you pay for shares in this offering may be higher than the applicable estimated value per share. The estimated value per share may not be an accurate reflection of the fair market value of our assets and liabilities and likely will not represent the amount of net proceeds that would result if we were liquidated or dissolved” that begins on page 46 is hereby replaced with the following disclosure to reflect the amendment of our distribution reinvestment plan to provide for the reinvestment of plan participant distributions on Class T Shares into additional Class T Shares.

We are required, due to rules adopted by the Financial Industry Regulatory Authority, or FINRA, and contractual obligations in the selling agreements between our participating broker dealers and the Dealer Manager, to disclose an estimated value per share of our shares no later than 150 days following the second anniversary of breaking escrow in this offering. Our board of directors may determine to modify the offering prices, including the price at which the Class A Shares or Class T Shares are offered pursuant to our distribution reinvestment plan, to reflect the estimated value per share, but the offering price may differ from the estimated value per share. Any estimated value per share that we disclose in the future may not be an accurate reflection of the fair value of our assets and liabilities in accordance with GAAP, may not reflect the price at which we would be able to sell all or substantially all of our assets or the outstanding shares of our common stock in an arm’s length transaction, may not represent the value that stockholders could realize upon a sale of the company or upon the liquidation of our assets and settlement of our liabilities, and may not be indicative of the prices at which shares of our common stock would trade if they were listed on a national securities exchange.

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The following disclosure replaces the second paragraph of the risk factor captioned “We will rely on entities affiliated with IREIC to identify real estate assets.” on page 64 of the prospectus.

From time to time, other Programs may compete with us with respect to certain investments that we may want to acquire. Many investment opportunities that are suitable for us may also be suitable for another Program. For example, IPCC, like us, acquires and owns multifamily properties. Also, although IREIT focuses on acquiring retail properties, it may acquire multi-family properties if it believes that returns from multi-family properties exceed those available from retail properties. As of March 31, 2015, IPCC owned 18 multi-family properties with an aggregate purchase price of $712.6 million, and IREIT owned 42 retail properties with an aggregate purchase price of $663.6 million. If more than one Program is interested in acquiring an investment, then the Program that has had the longest period of time elapse since it was offered a contested investment is then awarded the investment by the allocation committee. We may not, therefore, be able to acquire properties that we otherwise would be interested in acquiring. See “Conflicts of Interest — Investment Approval and Allocation Policies and Procedures” for additional discussion regarding our allocation and acquisition procedures.

Compensation Table

The paragraphs beginning on page 77 under the section captioned “Compensation Table – Distribution and Stockholder Servicing Fee — Inland Securities / Soliciting Dealers / Broker-Dealer of Record” that begins on page 76 are hereby replaced with the following disclosure to reflect the amendment of our distribution reinvestment plan to provide for the reinvestment of plan participant distributions on Class T Shares into additional Class T Shares.

Acquisitions and Operations Stage (4)
Distribution and Stockholder Servicing Fee — Inland Securities / Soliciting Dealers / Broker-Dealer of Record (1)

We will pay a distribution and stockholder servicing fee equal to 1.0% per annum of the purchase price per share (or, once reported, the amount of our estimated value per share) for each Class T Share sold in the primary offering. The distribution and stockholder servicing fee will accrue daily and be paid monthly in arrears. We will pay the distribution and stockholder servicing fee to our dealer manager, which may reallow the fee to the soliciting dealer, if any, who sold the Class T Shares or, if applicable, to a subsequent broker-dealer of record of the Class T Shares so long as the subsequent broker-dealer is party to a soliciting dealer agreement, or servicing agreement, with the dealer manager that provides for reallowance. The distribution and stockholder servicing fees are ongoing fees that are not paid at the time of purchase.

We will cease paying the distribution and stockholder servicing fee with respect to any particular Class T Share and that Class T Share, along with any Class T Shares purchased through our distribution reinvestment plan in respect of distributions on the Class T Shares purchased in the primary offering and which are held in the same account, will convert into a number of Class A

$2,000,000 annually, assuming sale of $200 million of Class T Shares; $4,000 annually, assuming sale of $400,000 of Class T Shares, subject to the 10% limit on underwriting compensation. All of these fees may be reallowed (paid) to participating soliciting dealers.

We estimate that the aggregate maximum amount of distribution and stockholder servicing fees on the Class T Shares payable to Inland Securities over the life of the Company will be approximately $10.5 million

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Acquisitions and Operations Stage (4)

Shares determined by multiplying each Class T Share to be converted by the “Conversion Rate” described herein on the earlier of (i) a listing of the Class A Shares on a national securities exchange; (ii) a merger or consolidation of the Company with or into another entity, or the sale or other disposition of all or substantially all of the Company’s assets; (iii) the end of the month in which the Dealer Manager determines that total underwriting compensation paid in the primary offering plus the distribution and stockholder servicing fee paid on all Class T Shares sold in the primary offering is equal to 10% of the gross proceeds of the primary offering from the sale of both Class A Shares and Class T Shares; and (iv) the end of the month in which the underwriting compensation paid in the primary offering plus the distribution and stockholder servicing fee paid with respect to that Class T Share equals 10% of the gross offering price of that Class T Share. In the case of a Class T Share purchased in the primary offering at a price equal to $23.95, the maximum distribution and stockholder servicing fee that may be paid on that Class T Share will be equal to approximately $1.26 per share. Although we cannot predict the length of time over which this fee will be paid due to potential changes in the estimated value of our Class T Shares, we expect that this fee would be paid over approximately 5.25 years from the date of purchase, assuming a constant estimated value of $23.95 per Class T Share. We will further cease paying the distribution and stockholder servicing fee on any Class T Share that is redeemed or repurchased, as well as upon the Company’s dissolution, liquidation or the winding up of the Company’s affairs, or a merger or other extraordinary transaction in which the Company is a party and in which the Class T Shares as a class are exchanged for cash or other securities.

The distribution and stockholder servicing fee is payable with respect to all Class T Shares purchased in our primary offering. We will not pay the distribution and stockholder servicing fee with respect to Class T Shares issued under our distribution reinvestment plan.

before the 10% limit on Class T Shares is reached. This estimated aggregate maximum amount of distribution and stockholder servicing fees assumes that (1) we sell the maximum offering amount of $1 billion in shares (consisting of $800 million in Class A Shares, at $25.00 per share, and $200 million in Class T Shares, at $23.95 per share) and therefore, the maximum amount of underwriting compensation from all sources for the Class T Shares is $20 million, which is 10% of the amount of gross offering proceeds for the Class T Shares, and (2) all other underwriting compensation for the Class T Shares other than the distribution and stockholder servicing fees will equal approximately $9.5 million, which includes the maximum selling commissions and dealer manager fees payable for the Class T Shares, as set forth under “Plan of Distribution — Compensation We Pay For the Sale of Our Shares.” The aggregate amount of underwriting compensation for the Class A Shares and Class T Shares, including the distribution and stockholder servicing fee for the Class T Shares, will not exceed FINRA’s 10% cap on underwriting compensation.

Assuming we sell the maximum offering amount, and all shares sold are Class T Shares, the amount of distribution and stockholder servicing fees on an annual basis would be $10 million.

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Estimated Use of Proceeds

The paragraph that immediately precedes the table on page 94 reflecting the gross proceeds to be received by the Company from the sale of shares in the distribution reinvestment plan under the section captioned “Estimated Use of Proceeds” that begins on page 91 is hereby replaced with the following disclosure to reflect the amendment of our distribution reinvestment plan to provide for the reinvestment of plan participant distributions on Class T Shares into additional Class T Shares.

The following table presents information about proceeds raised under our distribution reinvestment plan, assuming we sell all of the shares available under the plan, in one case, and half of the available shares, in the other case. We will pay no selling commissions or dealer manager fees in connection with purchases through our distribution reinvestment plan, and we will not use offering proceeds to pay administrative expenses of the plan. Class T Shares purchased through the distribution reinvestment plan will not be subject to the ongoing distribution and stockholder servicing fee. Over the life of our Company, we generally expect that the amount of proceeds received under our distribution reinvestment plan will be used to fund requests for repurchases by our stockholders. In the early years of our program, when we expect to receive fewer repurchase requests, the proceeds from our distribution reinvestment plan will likely exceed repurchase requests. Any such excess proceeds will not be reserved, but will be available for other purposes, which may include funding investments or for working capital. In the later years of our program, repurchase requests may exceed the amount of proceeds received under our distribution reinvestment plan, in which event we may use other funds, to the extent available, to fund such repurchases, but only to the extent that such repurchases are “exceptional repurchases” (as defined below).

Prior Performance of IREIC-Sponsored Entities

The following disclosure replaces the corresponding disclosure in the section captioned “Prior Performance of IREIC-Sponsored Entities,” which begins on page 95 of the prospectus.

During the ten year period ended March 31, 2015, IREIC and its affiliates sponsored four other REITs and 150 real estate exchange private placement programs, which altogether have raised more than $19.4 billion from over 359,000 investors in offerings for which Inland Securities has served as dealer manager. During this period, the four REITs, RPAI, InvenTrust, Inland Diversified and IREIT, raised approximately $15.7 billion in the aggregate from approximately 337,000 investors. These REITs all have or had investment objectives similar to ours in that they seek or sought to invest in real estate to preserve and protect investor capital, to pay sustainable and predictable distributions to stockholders and to realize long-term capital appreciation. The monies raised by these IREIC-sponsored REITs represent, during the ten year period, approximately 95% of the aggregate amount raised in offerings for which Inland Securities has served as dealer manager, approximately 99% of the aggregate number of investors, approximately 95% of properties purchased and approximately 93% of the aggregate cost of the properties purchased by the prior programs sponsored by IREIC and its affiliates.

We pay fees to, and reimburse expenses incurred by, Inland Securities and our Business Manager, Real Estate Manager, TIREG and their affiliates, as described in more detail in the section of this prospectus captioned “Compensation Table.” The other REITs previously sponsored by IREIC have similarly compensated IREIC and each of their respective business managers, Real Estate Manager and affiliates.

The following discussion and the Prior Performance Tables, included in the prospectus as Appendix A, provide information on the prior performance of the real estate programs sponsored by IREIC for the applicable periods. Past performance is not necessarily indicative of future performance.

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Summary Information

The following table provides aggregate summarized information concerning public prior programs sponsored by IREIC or its affiliates during the applicable ten year period for each program sponsored by IREIC, and is qualified in its entirety by reference to the introductory discussion above and the detailed information appearing in the Prior Performance Tables in Appendix A. For purposes of these tables and the narrative information contained herein, we consider a program to be closed at the earlier of the time when affiliates of IREIC are no longer serving as the business manager, the program lists its shares of common stock for trading on a national exchange, sells all or substantially all of its assets or merges with a third party and is not the surviving entity in that merger. The information set forth in this table, and in the narrative that follows, represents capital raised by these prior programs only through offerings for which Inland Securities has served as dealer manager and, where noted, through their respective distribution reinvestment plans.

WE ARE NOT, BY INCLUDING THIS TABLE, IMPLYING THAT WE WILL HAVE RESULTS COMPARABLE TO THOSE REFLECTED IN THE TABLE BECAUSE OUR YIELD ON INVESTMENTS, CASH AVAILABLE FOR DISTRIBUTION AND OTHER FACTORS MAY BE SUBSTANTIALLY DIFFERENT. ACQUIRING OUR SHARES WILL NOT GIVE YOU ANY INTEREST IN ANY PRIOR PROGRAM.

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	Retail Properties of America, Inc. as of September 30, 2007 (1)	InvenTrust Properties Corp. as of December 31, 2013(2)	Inland Diversified Real Estate Trust, Inc. as of March 31, 2014(3)	Inland Real Estate Income Trust, Inc. as of March 31, 2015(4)
Number of public primary offerings	2	2	1	1
Approx. aggregate amount raised from investors (5)	$4,632,263,000	$9,308,724,000	$1,188,170,000	$592,674,000
Approximate aggregate number of investors	114,900	184,000	27,620	11,760
Number of properties purchased	305	1,058	144	42
Approximate aggregate cost of properties	7,808,015,720	13,860,346,405	2,328,710,000	663,595,000
Percentage of properties (based on cost) that were:
Commercial—
Retail	70%	29%	78%	95%
Single-user net lease	30%	9%	14%	5%
Nursing homes	0%	0%	0%	0%
Offices	0%	4%	4%	0%
Industrial	0%	1%	2%	0%
Health clubs	0%	0%	0%	0%
Mini-storage	0%	0%	0%	0%
Multifamily residential	0%	1%	2%	0%
Student housing	0%	8%	0%	0%
Lodging	0%	48%	0%	0%
Total commercial	100%	100%	100%	100%
Land	0%	0%	0%	0%

Percentage of properties (based on cost) that were:
Newly constructed (within a year of acquisition)	38%	14%	23%	5%
Existing construction	62%	86%	77%	95%

Number of properties sold in whole or in part (includes held for sale)	7	781	84	0

Number of properties exchanged	0	0	0	0

(1)	With respect to RPAI, affiliates of IREIC served as the business manager until November 15, 2007, when the company internalized the functions performed by its business manager. The information contained in the chart above for RPAI is for the period from inception through the last completed quarter prior to internalization.
(2)	With respect to InvenTrust, affiliates of IREIC served as the business manager until March 12, 2014, when the company internalized the functions performed by its business manager. The information contained in the chart above for InvenTrust is for the period from inception through the last completed quarter prior to internalization.
(3)	On July 1, 2014, Inland Diversified merged with and into a subsidiary of Kite and ceased filing reports under the Exchange Act. The information contained in the chart above for Inland Diversified is for the period from inception through the last completed quarter prior to the merger for which Inland Diversified filed financial statements.
(4)	Affiliates of IREIC serve as the business manager of IREIT. IREIT commenced its public offering on October 18, 2012. IREIT extended its initial offering, which is scheduled to expire on October 16, 2015.
(5)	Includes proceeds from the issuance of shares under each program’s distribution reinvestment plan.
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During the applicable three years ended with the last full quarter prior to the completion of the program: (i) InvenTrust purchased 62 properties; (ii) IREIT purchased 42 properties; and (iii) Inland Diversified purchased 11 properties. Upon written request, you may obtain, without charge, a copy of the most recent Form 10-K annual report filed with the Securities and Exchange Commission by any of these REITs. We will provide exhibits to each such Form 10-K upon payment of a reasonable fee for copying and mailing expenses.

The following table details the percentage of properties located in the following regions in the United States based on gross carrying value.

East
Connecticut, Washington, D.C., Delaware, Florida, Georgia, Massachusetts, Maryland, Maine, North Carolina, New Hampshire, New Jersey, New York, Pennsylvania, Rhode Island, South Carolina, Virginia, Vermont	48%

Midwest
Iowa, Illinois, Indiana, Kansas, Kentucky, Michigan, Minnesota, Missouri, Nebraska, Ohio, Tennessee, Wisconsin	16%

South
Alabama, Arkansas, Louisiana, Mississippi, Oklahoma, Texas	24%

West
Arizona, California, Colorado, Montana, New Mexico, Nevada, Oregon, Utah, Washington	12%

Programs of Our Sponsor

The information set forth below relates to three of the four public REITs set forth above that have been sponsored by IREIC, the Company’s sponsor, in the last ten years.

Retail Properties of America, Inc., or RPAI, was formed by IREIC in March 2003. Prior to March 2012, RPAI was named Inland Western Retail Real Estate Trust, Inc. RPAI was formed to own and operate shopping centers as well as office and industrial properties. As of September 30, 2007, the last full quarter prior to the time that RPAI internalized the functions performed by the business manager, RPAI’s portfolio was comprised of 305 retail operating properties with approximately 46.2 million square feet of gross leasable area. As of September 30, 2007, RPAI had issued 452,463,000 shares of common stock in its offerings.

RPAI completed its initial public offering on March 22, 2005 and completed its follow-on offering on September 9, 2005. RPAI sold a total of 250,000,000 shares of its common stock through its “best efforts” offering. On April 5, 2012, RPAI’s Class A Common Stock began trading on the NYSE under the symbol “RPAI.”

InvenTrust Properties Corp. (formerly known as Inland American Real Estate Trust, Inc.), or InvenTrust, was formed in October 2004. InvenTrust historically focused on acquiring and managing a diversified portfolio of commercial real estate, including primarily retail, lodging and student housing properties in the United States. As of December 31, 2013, the last full quarter prior to the time that InvenTrust internalized the functions performed by the business manager, InvenTrust’s portfolio was comprised of 227 properties representing 17.0 million square feet of retail space, 19,337 hotel rooms, 8,290 student housing beds and 7.3 million square feet of non-core space, which consists primarily of office and industrial properties.

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InvenTrust completed its initial public offering on July 31, 2007 and completed its follow-on offering on April 6, 2009. InvenTrust sold a total of approximately 790.2 million shares of its common stock through its “best efforts” offering.

InvenTrust previously reported that it learned that the SEC was conducting a non-public, formal, fact-finding investigation (the “SEC Investigation”) to determine whether there had been violations of certain provisions of the federal securities laws regarding the business manager fees, property management fees, transactions with affiliates, timing and amount of distributions paid to the investors, determination of property impairments, and any decision regarding whether InvenTrust might become a self-administered REIT. On March 24, 2015, the staff of the SEC informed InvenTrust that it had concluded its investigation and that, based on the information received to date, it did not intend to recommend any enforcement action against InvenTrust.

InvenTrust has disclosed that it also received related demands (“Derivative Demands”) by stockholders to conduct investigations regarding claims that InvenTrust’s officers, its board of directors, its former business manager, and affiliates of its former business manager (the “InvenTrust Parties”) breached their fiduciary duties to InvenTrust in connection with the matters disclosed above that were subject to the SEC Investigation. The first Derivative Demand claims that the InvenTrust Parties (i) falsely reported the value of InvenTrust’s common stock until September 2010; (ii) caused InvenTrust to purchase shares of its common stock from stockholders at prices in excess of their value; and (iii) disguised returns of capital paid to stockholders as REIT income, resulting in the payment of fees to its former business manager for which it was not entitled. The three stockholders in that demand contend that legal proceedings should seek recovery of damages in an unspecified amount allegedly sustained by InvenTrust. The second Derivative Demand by another stockholder made similar claims and further alleges that the InvenTrust Parties (i) caused InvenTrust to engage in transactions that unduly favored related parties, (ii) falsely disclosed the timing and amount of distributions, and (iii) falsely disclosed whether InvenTrust might become a self-administered REIT. InvenTrust also received a letter from another stockholder that fully adopted and joined in the first Derivative Demand, but made no additional demands on InvenTrust to perform an investigation or pursue claims.

Upon receiving the first of the Derivative Demands, the full board of directors responded by authorizing InvenTrust’s independent directors to investigate the claims contained in the first Derivative Demand, any subsequent stockholder demands, as well as any other matters the independent directors see fit to investigate, including matters related to the SEC Investigation. Pursuant to this authority, the independent directors formed a special litigation committee comprised solely of independent directors to review and evaluate the matters referred by the full board to the independent directors, and to recommend to the full board any further action as appropriate. The special litigation committee engaged independent legal counsel and experts to assist in the investigation.

On March 21, 2013, counsel for the stockholders who made the first Derivative Demand filed a derivative lawsuit in the Circuit Court of Cook County, Illinois, on behalf of InvenTrust. The case – Trumbo v. The Inland Group, Inc. – was stayed pending completion of the special litigation committee’s investigation.

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On December 8, 2014, the special litigation committee completed its investigation and issued its report and recommendation. The special litigation committee concluded that there was no evidence to support the allegations of wrongdoing in the Derivative Demands. Nonetheless, in the course of its investigation, the special litigation committee uncovered facts indicating that certain then-related parties breached their fiduciary duties to InvenTrust by failing to disclose to the independent directors certain facts and circumstances associated with the payment of fees to InvenTrust’s former business manager and property managers. The special litigation committee determined that it is advisable and in the best interests of InvenTrust to maintain a derivative action against its former business manager, property managers, and Inland American Holdco Management LLC. The special litigation committee found that it was not in the best interests of InvenTrust to pursue claims against any other entities or against any individuals.

On January 20, 2015, the InvenTrust board of directors adopted the report and recommendation of the special litigation committee in full and authorized InvenTrust to file a motion to realign InvenTrust as the party plaintiff in Trumbo v. The Inland Group, Inc., and to take such further actions as are necessary to reject and dismiss claims related to allegations that the InvenTrust board of directors has determined lack merit and to pursue claims against InvenTrust’s former business manager, property managers, and Inland American Holdco Management LLC for breach of fiduciary duties in connection with the failure to disclose facts and circumstances associated with the payment of fees to related parties.

On March 2, 2015, counsel for the stockholders who made the second Derivative Demand filed a derivative lawsuit in the Circuit Court of Cook County, Illinois, on behalf of the Company. On March 26, 2015, the Circuit Court of Cook County, Illinois entered an order consolidating the action with the Trumbo case.

Inland Real Estate Income Trust, Inc., or IREIT, was formed in August 2011 and is managed by an affiliate of our sponsor. IREIT may acquire and develop a diversified portfolio of commercial real estate including retail properties, office buildings, multifamily properties and industrial/distribution and warehouse facilities, with a primary focus on retail properties located in the United States. IREIT may also invest in joint ventures, development projects, real estate loans and real estate-related securities. As of March 31, 2015, IREIT owned 42 retail properties, collectively totaling 3,808,668 square feet.

IREIT commenced its initial, ongoing public offering on October 18, 2012. Through March 31, 2015, IREIT had sold a total of approximately 58.6 million shares of its common stock through its “best efforts” offering. In addition, through March 31, 2015, IREIT had issued approximately 970,000 shares through its distribution reinvestment plan and had repurchased approximately 42,000 shares through its share repurchase program. As a result, IREIT has realized total net offering proceeds, before offering costs, of approximately $592.3 million as of March 31, 2015.

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Liquidity of Prior Programs

Each of the four REITs previously sponsored by IREIC in the past ten years disclosed in its prospectus the time at which it anticipated its board would consider listing, liquidating or selling its assets individually, but none of these REITs specified a date or time period at which the REIT might be liquidated. The following summary sets forth both the dates on which these REITs anticipated considering a liquidity event and the dates on which the liquidity events occurred, if ever.

•	Retail Properties of America, Inc. RPAI stated that the company anticipated that, by September 2008, its directors would determine whether to apply to have the shares of its common stock listed for trading on a national stock exchange, or whether to commence subsequent offerings of its common stock. On November 15, 2007, RPAI became a self-administered REIT by acquiring, through merger, Inland Western Retail Real Estate Advisory Services, Inc., its business manager and advisor, and Inland Southwest Management Corp., Inland Northwest Management Corp., and Inland Western Management Corp., its property managers. As a result of the merger, RPAI issued to IREIC, the sole stockholder of the business manager and advisor, and the stockholders of the property managers, an aggregate of approximately 15 million shares of RPAI’s common stock, valued at $25.00 per share for purposes of the merger agreement. In December 2010, 9 million shares of common stock were transferred back to RPAI from shares of common stock issued to the owners of certain of the entities that were acquired in the merger. RPAI effectuated a ten-to-one reverse stock split of its existing common stock, and immediately following the reverse stock split, redesignated its existing common stock as Class A Common Stock. On March 21, 2012, RPAI paid a stock dividend pursuant to which each then outstanding share of its Class A Common Stock received one share of Class B-1 Common Stock, one share of Class B-2 Common Stock and one share of Class B-3 Common Stock. The terms of each Class of B Common Stock were identical in all respects to the Class A Common Stock. The Class B-1, Class B-2 and Class B-3 Common Stock automatically converted into Class A Common Stock on October 5, 2012, April 5, 2013 and October 5, 2013, respectively. RPAI announced that it completed a public offering of 36,750,000 shares of Class A Common Stock at $8.00 per share (which, without giving effect to the reverse stock split or stock dividend, is equivalent to $3.20 per share of its common stock) on April 5, 2012. This public offering generated gross proceeds of approximately $292.6 million, or approximately $272.1 million net of the underwriting discount. Also on April 5, 2012, RPAI’s Class A Common Stock began trading on the NYSE under the symbol “RPAI.” On June 1, 2015, the closing price of the RPAI Class A Common Stock on the NYSE was $15.16 per share (which, without giving effect to the reverse stock split or stock dividend, is equivalent to approximately $6.06 per share).
•	InvenTrust Properties Corp. (formerly known as Inland American Real Estate Trust, Inc.) In the prospectuses used in each of its “best efforts” offerings, InvenTrust disclosed to its investors that its board would determine when, and if, to apply to have its shares of common stock listed for trading on a national securities exchange, subject to satisfying existing listing requirements, and that its board did not anticipate evaluating a listing on a national securities exchange until at least 2010. On March 12, 2014, InvenTrust entered into a series of agreements and amendments to existing agreements with affiliates of The Inland Group pursuant to which InvenTrust began the process of becoming entirely self-managed (collectively, the “Self-Management Transactions”). InvenTrust disclosed that it did not pay an internalization fee or self-management fee to the Inland Group in connection with the Self-Management Transactions.
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On March 12, 2014, InvenTrust agreed with its business manager to terminate its business management agreement, hired all of its business manager’s employees, and acquired the assets necessary to conduct the functions previously performed by its business manager. As a result, InvenTrust now directly employs its executive officers and the other former employees of the business manager and no longer pays a fee or reimburses expenses to its business manager. As the first step in taking over management of all of its real estate assets (except its lodging properties, which are managed by third parties), InvenTrust hired certain employees from its property managers; assumed responsibility for performing significant property management activities for its industrial, office and retail properties, including property-level accounting, lease administration, leasing, marketing and construction functions; and amended its property management agreements to reduce its property management fees as a result of its assumption of such responsibilities. As the second step, on December 31, 2014, InvenTrust took over the remaining property management functions performed by the property managers.

InvenTrust’s shares of common stock are not listed on a national securities exchange. On May 1, 2014, InvenTrust announced that it had accepted for purchase in its tender offer, 60,665,233 shares of its common stock at a purchase price (without brokerage commissions) of $6.50 per share for an aggregate cost of approximately $394.3 million, excluding fees and expenses relating to the offer and paid by InvenTrust. As of June 30, 2014, the final number of shares repurchased, allowing for corrections, was 60,761,166 for a final aggregate cost of $394.9 million.

On February 3, 2015, InvenTrust distributed 95% of the outstanding shares of common stock of Xenia Hotels and Resorts, Inc. (“Xenia”), previously a wholly-owned subsidiary of InvenTrust, formerly known as Inland American Lodging Group, Inc., by way of a taxable pro rata special distribution to InvenTrust stockholders of record on January 20, 2015, the record date of the distribution. As a result of the special distribution, each InvenTrust stockholder received one share of Xenia common stock for every eight shares of InvenTrust common stock held by such stockholder. On February 4, 2015, Xenia completed its spin-off into a new, publicly-traded lodging REIT. As a result of the spin-off, Xenia became a self-managed REIT and listed its shares of common stock on the New York Stock Exchange under the symbol “XHR.” Also on February 4, 2015 and in connection with the spin-off and listing, Xenia commenced a self-tender offer to purchase for cash up to $125 million in value of shares of Xenia’s common stock at a price not greater than $21.00 nor less than $19.00 per share, net to the seller in cash, less any applicable withholding of taxes and without interest. The tender offer expired on March 5, 2015. As a result of the tender offer, Xenia accepted for purchase 1,759,344 shares of its common stock at a purchase price of $21.00 per share, for an aggregate purchase price of $36.9 million (excluding fees and expenses relating to the tender offer). On June 1, 2015, the closing price of Xenia’s common stock on the NYSE was $22.76 per share.

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•	Inland Diversified Real Estate Trust, Inc. In the prospectus used in its “best efforts” offering, Inland Diversified disclosed to its investors that its board would determine when, and if, to apply to have its shares of common stock listed for trading on a national securities exchange, subject to satisfying existing listing requirements, and that its board did not anticipate evaluating a listing on a national securities exchange until at least 2014. On February 9, 2014, Inland Diversified entered into an agreement and plan of merger (the “Merger Agreement”) with Kite, a publicly traded (NYSE: KRG) Maryland real estate investment trust, and KRG Magellan, LLC, a Maryland limited liability company and a direct wholly owned subsidiary of Kite (“Merger Sub”). The Merger Agreement provides for, upon the terms and conditions of the Merger Agreement, the merger of Inland Diversified with and into Merger Sub, with Merger Sub surviving the Merger as a direct wholly owned subsidiary of Kite (the “Merger”). As a result of the Merger, each share of Inland Diversified’s common stock was converted into the right to receive 1.707 newly issued shares of Kite common stock. Based on a closing price of $6.40 per share of Kite’s common stock on July 2, 2014, the Inland Diversified shares of common stock were valued at approximately $10.92 per share. On August 11, 2014, Kite effectuated a one-for-four reverse stock split of its existing common stock. On June 1, 2015, the closing price of Kite’s common stock on the NYSE was $27.44 per share (which, without giving effect to the reverse stock split, is equivalent to $6.86 per share of Kite’s common stock). Based on the closing price of Kite’s common stock on June 1, 2015, the value of each former share of Inland Diversified’s common stock would be equal to approximately $11.71.

•        Inland Real Estate Income Trust, Inc. In the prospectus used in its “best efforts” offering, IREIT disclosed to its investors that its board would determine when, and if, it should pursue a liquidity event, but does not anticipate evaluating any liquidity event, including a listing on a national securities exchange, until at least 2017. The public reports filed by IREIT with the SEC do not indicate that IREIT’s board of directors had begun evaluating a listing of its common stock as of March 31, 2015.

Management

The following disclosure replaces the third through seventh paragraphs under the section captioned “Management — Inland Affiliated Companies,” which begins on page 109 of the prospectus.

As of March 31, 2015, Inland affiliates or related parties had raised more than $21 billion from investment product sales to over 487,000 investors, many of whom have invested in more than one product. Inland has sponsored 686 programs, including 669 private limited partnerships, limited liability companies and Delaware statutory trusts, ten public limited partnerships and seven non-listed REITs, as of March 31, 2015.

As of March 31, 2015, Inland affiliates or related parties cumulatively had 1,412 employees, owned properties in 41 states and managed assets with a book value exceeding $6.7 billion. As of March 31, 2015, Inland was responsible for managing approximately 30.7 million square feet of commercial properties located in 41 states, as well as 5,396 multi-family units. IREA, another affiliate of IREIC, has extensive experience in acquiring real estate for investment. Over the years, through IREA and other affiliates, Inland has acquired more than 3,400 properties.

As of March 31, 2015, IREIC or its subsidiaries were the general partner of limited partnerships and the general manager of limited liability companies which owned in excess of 544 acres of pre-development land in the Chicago area, as well as over 888,000 square feet of real property.

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Inland Institutional Capital Partners Corporation specializes in identifying institutional joint ventures and large scale investment opportunities for the real estate companies and REITs that are part of The Inland Real Estate Group of Companies, Inc. Since 2005, Inland Institutional Capital Partners has facilitated the completion of transactions with a value in excess of $10.5 billion. Inland Institutional Capital Partners is an SEC registered investment advisor.

Inland Real Estate Advisors, Inc., since 2000, has completed more than $1.28 billion in commercial real estate sales and leases and has been involved in the sale of more than 8,700 multi-family units and the sale and lease of over 140 million square feet of commercial property. As of March 31, 2015, another Inland affiliate, Inland Mortgage Brokerage Corporation, had originated more than $1.25 billion in financing including loans to third parties and affiliated entities. Another affiliate, Inland Commercial Mortgage Corporation, had originated more than $2.05 billion in financing as of March 31, 2015. As of March 31, 2015, Inland Mortgage Servicing Corporation serviced a loan portfolio with a face value equal to approximately $1.4 billion.

Conflicts of Interest

The following disclosure replaces the second paragraph under the section captioned “Conflicts of Interest — We will rely on IREIC and other entities affiliated with IREIC to identify real estate assets.,” which is on page 124 of the prospectus.

If more than one of the Programs is interested in acquiring an investment, our sponsor’s allocation committee determines which Program is ultimately awarded the right to pursue the investment. The allocation committee is responsible for facilitating the investment allocation process and could face conflicts of interest in doing so. From time to time, other Programs may compete with us with respect to certain investments that we may want to acquire. Many investment opportunities that are suitable for us may also be suitable for another Program. For example, IPCC, like us, acquires and owns multifamily properties. Also, although IREIT focuses on acquiring retail properties, it may acquire multi-family properties if it believes that returns from multi-family properties exceed those available from retail properties. As of March 31, 2015, IPCC owned 18 multi-family properties with an aggregate purchase price of $712.6 million, and IREIT owned 42 retail properties with an aggregate purchase price of $663.6 million. If more than one Program is interested in acquiring an investment, then the Program that has had the longest period of time elapse since it was offered a contested investment is then awarded the investment by the allocation committee. We may not, therefore, be able to acquire properties that we otherwise would be interested in acquiring. See “Conflicts of Interest — Investment Approval and Allocation Policies and Procedures” for additional discussion regarding our allocation and acquisition procedures.

The following disclosure replaces the second paragraph under the section captioned “Conflicts of Interest — Investment Approval and Allocation Policies and Procedures” which is on page 126 of the prospectus.

If more than one of the Programs is interested in acquiring an investment, our sponsor’s allocation committee determines which Program is ultimately awarded the right to pursue the investment. The allocation committee is responsible for facilitating the investment allocation process and could face conflicts of interest in doing so. From time to time, other Programs may compete with us with respect to certain investments that we may want to acquire. Many investment opportunities that are suitable for us may also be suitable for another Program. If more than one Program is interested in acquiring an investment, then the Program that has had the longest period of time elapse since it was offered a contested investment is then awarded the investment by the allocation committee. Our board of directors will determine, at least annually, whether the method for allocating investment opportunities is applied fairly to us.

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Investment Objectives and Policies

The following disclosure replaces the disclosure under the section captioned “Investment Objectives and Policies — The Inland Platform,” which begins on page 130 of the prospectus.

Our Business Manager, an indirect wholly owned subsidiary of IREIC, has the authority, subject to the direction and approval of our board of directors, to make all of our investment decisions. We believe that our Business Manager’s affiliation with Inland, which has more than forty-five years of experience in acquiring and managing real estate assets, will benefit us as we pursue and execute our investment objectives and strategy.

We believe our relationship with Inland provides us with various benefits, including:

•	Sponsor Experience – Inland has more than forty-five years of experience in acquiring and managing real estate assets. Inland has sponsored 686 programs, including 669 private limited partnerships, limited liability companies and Delaware statutory trusts, ten public limited partnerships and seven non-listed REITs, as of March 31, 2015.
•	Experienced Acquisition Team – IREA and other affiliates of IREIC will assist us in identifying potential acquisition opportunities, negotiating contracts related thereto and acquiring real estate assets on our behalf. Since January 2005, the individuals performing services for these entities have closed over 1,900 transactions involving real estate with an aggregate purchase price that exceeds $29 billion.
•	Experienced Management Team – Inland’s management team has substantial experience in all aspects of acquiring, owning, managing, operating and financing real estate, including multifamily properties. As of March 31, 2015, Inland entities cumulatively owned properties located in 41 states and managed assets with a book value exceeding $6.7 billion.
•	Experienced Multifamily Acquirer and Manager – Since 1967, Inland has acquired and managed over 66,000 multifamily units for an aggregate purchase price of $3.3 billion throughout the United States as of March 31, 2015. Currently, one other former IREIC-sponsored REIT, InvenTrust, and IPCC, collectively own and operate 32 multifamily properties throughout the United States. Mitchell Sabshon, our president and chief executive officer, and JoAnn McGuinness, our chief operating officer, have over 16 years and 22 years, respectively, of experience acquiring, financing and managing multifamily properties. Ms. McGuinness began her career with Inland in 1992, in the company’s multi-family/residential management division. Mr. Sabshon has been actively involved in financing and acquiring multifamily properties since 1991 at several firms, including Lehman Brothers, Goldman Sachs and GFI Capital.
•	Strong Multifamily Relationships – We believe that Inland’s extensive network of relationships with the real estate brokerage, development and investor communities enable us to successfully execute our strategies. These relationships will augment our ability to identify acquisitions in off-market transactions outside of competitive marketing processes, capitalize on opportunities and capture repeat business and transaction activity. In addition, we believe that Inland’s strong multifamily relationships with the residential brokerage communities will aid in attracting and retaining tenants.
•	Centralized Resources – Substantially all of Inland’s skilled personnel, specializing in areas such as real estate management, leasing, marketing, accounting, human resources, cash management, risk management, tax and internal audit, are based at Inland’s corporate headquarters located in a suburb of Chicago.

See “Conflicts of Interest” for a discussion of certain risks and potential disadvantages of our relationship with Inland.

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Description of Securities

The third paragraph under the section captioned “Class T Shares” that begins on page 151 under “Description of Securities – General Description of Shares” is hereby replaced with the following disclosure to reflect the amendment of our distribution reinvestment plan to provide for the reinvestment of plan participant distributions on Class T Shares into additional Class T Shares.

The per share amount of distributions on Class A and Class T Shares will differ because of the distribution and stockholder servicing fee that we pay on the Class T Shares. The distribution and stockholder servicing fee will be paid on each Class T Share that is purchased in the primary offering. We will not pay this fee on any Class T Shares that are issued through our distribution reinvestment plan. We will cease paying the distribution and stockholder servicing fee with respect to any particular Class T Share and that Class T Share, along with any Class T Shares purchased through our distribution reinvestment plan in respect of distributions on the Class T Shares purchased in the primary offering and which are held in the same account, will convert into a number of Class A Shares determined by multiplying each Class T Share to be converted by the “Conversion Rate” described herein on the earlier of (i) a listing of the Class A Shares on a national securities exchange; (ii) a merger or consolidation of the Company with or into another entity, or the sale or other disposition of all or substantially all of the Company’s assets; (iii) the end of the month in which the Dealer Manager determines that total underwriting compensation paid in the primary offering plus the distribution and stockholder servicing fee paid on all Class T Shares sold in the primary offering is equal to 10% of the gross proceeds of the primary offering from the sale of both Class A Shares and Class T Shares; and (iv) the end of the month in which the underwriting compensation paid in the primary offering plus the distribution and stockholder servicing fee paid with respect to that Class T Share equals 10% of the gross offering price of that Class T Share. In the case of a Class T Share purchased in the primary offering at a price equal to $23.95, the maximum distribution and stockholder servicing fee that may be paid on that Class T Share will be equal to approximately $1.26 per share. Although we cannot predict the length of time over which this fee will be paid due to potential changes in the estimated value of our Class T Shares, we expect that this fee would be paid over approximately 5.25 years from the date of purchase, assuming a constant estimated value of $23.95 per Class T Share. The Conversion Rate will be equal to the quotient, the numerator of which is the estimated value per Class T Share (including any reduction for distribution and stockholder servicing fees as described herein) and the denominator of which is the estimated value per Class A Share. See “ERISA Considerations — Annual Valuation Requirement.” Persons wishing to purchase Class T Shares at multiple times during the primary offering (excluding purchases of Class T Shares through our distribution reinvestment plan) must open a separate account for each purchase. We will further cease paying the distribution and stockholder servicing fee on any Class T Share that is redeemed or repurchased, as well as upon the Company’s dissolution, liquidation or the winding up of the Company’s affairs, or a merger or other extraordinary transaction in which the Company is a party and in which the Class T Shares as a class are exchanged for cash or other securities. If $1 billion in shares (consisting of $800 million in Class A Shares, at $25.00 per share, and $200 million in Class T Shares, at $23.95 per share) are sold in the primary offering, then the maximum amount of distribution and stockholder servicing fees payable is estimated to be up to $10.5 million, before the 10% limit on Class T Shares is reached. These estimates will change if the actual allocation of Class A and Class T Shares differs from our estimate. The aggregate amount of underwriting compensation for the Class A Shares and Class T Shares, including the distribution and stockholder servicing fee for the Class T Shares, will not exceed FINRA’s 10% cap on underwriting compensation.

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Plan of Distribution

The first paragraph under the section captioned “General” on page 204 under “Plan of Distribution” is hereby replaced with the following disclosure to reflect the amendment of our distribution reinvestment plan to provide for the reinvestment of plan participant distributions on Class T Shares into additional Class T Shares.

Of the $1.19 billion of shares of our common stock offered by this prospectus, we are offering:

•	up to $1 billion in shares to the public in the primary offering, in any combination of Class A Shares and Class T Shares, priced at $25.00 and $23.95, respectively, through Inland Securities, the dealer manager, on a “reasonable best efforts” basis in our primary offering. Our dealer manager is an affiliate of IREIC, our sponsor. A “reasonable best efforts” basis means that the securities dealers participating in the offering are only required to use their good faith efforts and reasonable diligence to sell the shares, and have no firm commitment or obligation to purchase any of the shares. Therefore, no specified number of shares is guaranteed to be sold and no specified amount of money is guaranteed to be raised from this offering; and
•	up to $190 million in shares at a purchase price of $23.75 per Class A Share and $22.81 per Class T Share for issuance through our distribution reinvestment plan.

The paragraph under the section captioned “Distribution and Stockholder Servicing Fee (Class T Shares Only)” that begins on page 210 under “Plan of Distribution – Compensation We Pay for the Sale of Our Shares” is hereby replaced with the following disclosure to reflect the amendment of our distribution reinvestment plan to provide for the reinvestment of plan participant distributions on Class T Shares into additional Class T Shares.

We will also pay a distribution and stockholder servicing fee of 1.0% per annum of the purchase price per share (or, once reported, the amount of our estimated value per share) for Class T Shares sold in the primary offering. The distribution and stockholder servicing fee will accrue daily and be paid monthly in arrears. We will pay the distribution and stockholder servicing fee to our dealer manager, which may reallow the fee to the soliciting dealer, if any, who sold the Class T Shares or, if applicable, to a subsequent broker-dealer of record of the Class T Shares so long as the subsequent broker-dealer is party to a soliciting dealer agreement, or servicing agreement, with the dealer manager that provides for reallowance. The distribution and stockholder servicing fees are ongoing fees that are not paid at the time of purchase. The distribution and stockholder servicing fee will be paid on each Class T Share that is purchased in the primary offering. We will not pay this fee on any Class T Shares that are issued through our distribution reinvestment plan. We will cease paying the distribution and stockholder servicing fee with respect to any particular Class T Share and that Class T Share, along with any Class T Shares purchased through our distribution reinvestment plan in respect of distributions on the Class T Shares purchased in the primary offering and which are held in the same account, will convert into a number of Class A Shares determined by multiplying each Class T Share to be converted by the “Conversion Rate” described herein on the earlier of (i) a listing of the Class A Shares on a national securities exchange; (ii) a merger or consolidation of the Company with or into another entity, or the sale or other disposition of all or substantially all of the Company’s assets; (iii) the end of the month in which the Dealer Manager determines that total underwriting compensation paid in the primary offering plus the distribution and stockholder servicing fee paid on all Class T Shares sold in the primary offering is equal to 10% of the gross proceeds of the primary offering from the sale of both Class A Shares and Class T Shares; and (iv) the end of the month in which the underwriting compensation paid in the primary offering plus the distribution and stockholder servicing fee paid with respect to that Class T Share equals 10% of the gross offering price of that Class T Share. In the case of a Class T Share purchased in the primary offering at a price equal to $23.95, the maximum distribution and stockholder servicing fee that may be paid on that Class T Share will be equal to approximately $1.26 per share. Although we cannot predict the length of time over which this fee will be paid due to potential changes in the estimated value of our Class T Shares, we expect that this fee would be paid over approximately 5.25 years from the date of purchase, assuming a constant estimated value of $23.95 per Class T Share. The Conversion Rate will be equal to the quotient, the numerator of which is the estimated value per Class T Share (including any reduction for distribution and stockholder servicing fees as described herein) and the denominator of which is the estimated value per Class A Share. See “ERISA Considerations — Annual Valuation Requirement.” Persons wishing to purchase Class T Shares at multiple times during the primary offering (excluding purchases of Class T

S-22

Shares through our distribution reinvestment plan) must open a separate account for each purchase. We will further cease paying the distribution and stockholder servicing fee on any Class T Share that is redeemed or repurchased, as well as upon the Company’s dissolution, liquidation or the winding up of the Company’s affairs, or a merger or other extraordinary transaction in which the Company is a party and in which the Class T Shares as a class are exchanged for cash or other securities. We cannot predict if or when this will occur for each Class T Share. If $1 billion in shares (consisting of $800.0 million in Class A Shares, at $25.00 per share, and $200 million in Class T Shares, at $23.95 per share) is sold in the offering, then the maximum amount of distribution and stockholder servicing fees payable to the dealer manager is estimated to be up to $10.5 million, before the 10% limit on Class T Shares is reached. If $1 billion in shares (consisting of $0 in Class A Shares, at $25.00 per share, and $1 billion in Class T Shares, at $23.95 per share) is sold in the offering, then the maximum amount of distribution and stockholder servicing fees payable to the dealer manager is estimated to be up to $52.5 million, before the 10% limit is reached. These estimates will change if the actual allocation of Class A and Class T Shares differs from our estimate. The aggregate amount of underwriting compensation for the Class A Shares and Class T Shares, including the distribution and stockholder servicing fee for the Class T Shares, will not exceed FINRA’s 10% cap on underwriting compensation.

Distribution Reinvestment Plan and Share Repurchase Program

The first paragraph under the section captioned “Distribution Reinvestment Plan and Share Repurchase Program — Distribution Reinvestment Plan,” which begins on page 216 of the prospectus is hereby replaced with the following disclosure.

Our distribution reinvestment plan provides our stockholders with an opportunity to purchase additional shares of common stock by reinvesting cash distributions. Stockholders who elect to participate in the distribution reinvestment plan will authorize us to reinvest distributions on all or a portion of their shares to purchase additional shares of common stock, including fractional shares. Our distribution reinvestment plan provides that distributions on Class A Shares reinvested pursuant to our distribution reinvestment plan will be used to purchase Class A Shares and distributions on Class T Shares reinvested pursuant to our distribution reinvestment plan will be used to purchase Class T Shares. A participant will not be able to acquire common stock under the program if the purchase will cause him or her to exceed the 9.8% ownership limits or will violate any of the other share ownership restrictions imposed by our charter. Because our charter provides that we may not issue certificates representing shares of our common stock unless expressly authorized by our board of directors, the shares of our common stock purchased through our distribution reinvestment plan typically will be issued only in book entry form.

The sixth paragraph under the section captioned “Distribution Reinvestment Plan” that begins on page 216 under “Distribution Reinvestment Plan and Share Repurchase Program” is hereby replaced with the following disclosure to reflect the amendment of our distribution reinvestment plan to provide for the reinvestment of plan participant distributions on Class T Shares into additional Class T Shares.

If we declare a distribution on Class A Shares or Class T Shares, participants in the distribution reinvestment plan will be able to use distributions paid by us to purchase additional Class A Shares or Class T Shares, respectively. The price per share for the Class A Shares purchased for holders of Class A Shares under the plan on any distribution payment date will be equal to $23.75 per Class A Share until the earlier of:

  the change of the public offering price in a public “reasonable best efforts” offering of the Company’s Class A Shares from $25.00 per Class A Share, if there is a change; and
  termination of any “reasonable best efforts” public offering of the Company’s Class A Shares, unless followed by a subsequent “reasonable best efforts” public offering of Class A Shares.
S-23

After the earlier of (1) the change of the public offering price in a public “reasonable best efforts” offering of the Company’s Class A Shares from $25.00 per Class A Share, if there is a change, and (2) termination of all “reasonable best efforts” public offerings of the Company’s Class A Shares, the price per Class A Share purchased for you under the plan on any distribution payment date will be equal to one of the following: (i) until such time as the Company reports an estimated value of its Class A Shares, 95% of the last price at which Class A Shares were offered by the Company in a “reasonable best efforts” public offering of its shares; (ii) once reported, the estimated value of a Class A Share; or (iii) assuming that the plan has not been terminated or suspended in connection with a listing, if a listing occurs, the average daily open and close sales price per Class A Share, as reported by the national securities exchange or inter-dealer quotation system, whichever is applicable, on any distribution payment date.

The price per share for Class T Shares purchased for holders of Class T Shares under the plan on any distribution payment date will be equal to $22.81 per Class T Share until the earlier of:

  the change of the public offering price in a public “reasonable best efforts” offering of the Company’s Class T Shares from $23.95 per Class T Share, if there is a change; and
  termination of any “reasonable best efforts” public offering of the Company’s Class T Shares, unless followed by a subsequent “reasonable best efforts” public offering of Class T Shares.

After the earlier of (1) the change of the public offering price in a public “reasonable best efforts” offering of the Company’s Class T Shares from $23.95 per Class T Share, if there is a change, and (2) termination of all “reasonable best efforts” public offerings of the Company’s Class T Shares, the price per Class T Share purchased for you under the plan on any distribution payment date will be equal to the “market price” of a Class T Share. For these purposes, “market price” means, prior to a liquidity event, the last price at which Class T Shares were offered by the Company in a “reasonable best efforts” public offering less selling commissions and dealer manager fees or, once reported, the estimated value of a Class T Share. Assuming that the plan has not been terminated or suspended in connection with a liquidity event, if a liquidity event occurs, or upon another conversion event described in the Company’s charter, the Class T Shares will convert into Class A Shares, and the price per Class A Share purchased for you under the Plan will be determined in the manner described above for plan participants who are holders of Class A Shares.

The following sentence is added to the ninth paragraph under the section captioned “Distribution Reinvestment Plan” that begins on page 216 under “Distribution Reinvestment Plan and Share Repurchase Program” in connection with the amendment of our distribution reinvestment plan to provide for the reinvestment of plan participant distributions on Class T Shares into additional Class T Shares.

We will not pay the distribution and stockholder servicing fee with respect to Class T Shares sold through our distribution reinvestment plan.

The distribution reinvestment plan contained in Appendix B of the prospectus is hereby replaced with the amended and restated distribution reinvestment plan attached to this Supplement No. 3 as Appendix B.

S-24

Experts

The following paragraph amends and restates the disclosure under the section of the prospectus captioned “Experts,” which is on page 222 of the prospectus.

The consolidated balance sheets of Inland Residential Properties Trust, Inc. and subsidiary, as of December 31, 2014 and 2013, and the related consolidated statements of operations, stockholder’s equity, and cash flows for the year ended December 31, 2014, and the period December 19, 2013 (inception) to December 31, 2013, have been included herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

Periodic and Annual Reports

On May 14, 2015, we filed with the SEC (1) our Special Financial Report Pursuant to Rule 15d-2 of the Securities Exchange Act of 1934 for the fiscal year ended December 31, 2014, which is attached as Annex A (excluding the exhibits thereto) to this Supplement No. 3, and (2) our Quarterly Report on Form 10-Q for the period ended March 31, 2015, which is attached as Annex B (excluding the exhibits thereto) to this Supplement No. 3.

S-25

ANNEX A

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 10-K

SPECIAL FINANCIAL REPORT PURSUANT TO RULE 15d-2 OF THE SECURITIES EXCHANGE ACT OF 1934
Contains only the financial statements for the fiscal year ended December 31, 2014

COMMISSION FILE NUMBER: 333-199129

Inland Residential Properties Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	80-0966998
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2901 Butterfield Road, Oak Brook, Illinois	60523
(Address of principal executive offices)	(Zip Code)

630-218-8000
(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:
None

Securities registered pursuant to Section 12(g) of the Act:
None

Indicate by check mark if the registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act. Yes ☐ No ☒

Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or Section 15(d) of the Act. Yes ☐ No ☒

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☐ No ☒ The Registrant’s registration statement on Form S-11, as amended (SEC File No. 333-199129), was declared effective February 17, 2015. The Registrant has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act since that date.

Indicate by check mark whether the Registrant has submitted electronically and posted on its corporate website, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files). Yes ☒ No ☐

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K (§232.405 of this chapter) is not contained herein, and will not be contained, to the best of registrant’s knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K. ☒

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes ☐ No ☒

While there is no established market for the registrant’s shares of common stock, the registrant currently is conducting an offering of its shares of common stock pursuant to a registration statement on Form S-11. In its primary offering, the registrant is selling shares of its Class A common stock for $25.00 per share, with discounts available for certain categories of purchasers and shares of its Class T common stock for $23.95 per share. There were no shares held by non-affiliates as of June 30, 2014 (the last business day of the registrant’s most recently completed second fiscal quarter). As of May 13, 2015, the registrant had 8,000 shares of Class A common stock, $0.001 par value, outstanding, all of which were held by an affiliate, and no outstanding shares of Class T common stock.

DOCUMENTS INCORPORATED BY REFERENCE

None

1

INLAND RESIDENTIAL PROPERTIES TRUST, INC.

SPECIAL REPORT ON FORM 10-K

 INDEX

2

EXPLANATORY NOTE

On February 17, 2015, Inland Residential Properties Trust, Inc. (the “Company”) commenced its ongoing initial public offering for up to $1,190,000,000 in shares of common stock, consisting of up to $1,000,000,000 in shares in the Company’s primary offering and up to $190,000,000 in shares pursuant to the Company’s distribution reinvestment plan. The Company is offering to sell any combination of two classes of shares of its common stock, Class A shares and Class T shares, with a dollar value up to the maximum offering amount. A detailed description of the offering is included in the Registration Statement on Form S-11, as amended (SEC File No. 333-199129) (the “Registration Statement”).

Rule 15d-2 under the Securities Exchange Act of 1934, as amended, provides generally that if a company files a registration statement under the Securities Act of 1933, as amended, that upon effectiveness does not contain certified financial statements for the company’s last full fiscal year (or for the life of the company if less than a full fiscal year), then the company must, within 90 days after the effective date of the registration statement, file a special report furnishing certified financial statements for the last full fiscal year or other period, as the case may be. Rule 15d-2 further provides that the special report should be filed under cover of the facing sheet of the form appropriate for annual reports of the company.

The Company’s Registration Statement did not contain the certified, year-end financial statements contemplated by Rule 15d-2; therefore, as required under the rule, the Company is hereby filing such certified financial statements with the Securities and Exchange Commission under cover of the facing page of an Annual Report on Form 10-K.

3

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholder

Inland Residential Properties Trust, Inc.:

We have audited the accompanying consolidated balance sheets of Inland Residential Properties Trust, Inc. and subsidiary (the Company) as of December 31, 2014 and 2013, and the related consolidated statements of operations, stockholder’s equity, and cash flows for the year ended December 31, 2014 and the period from December 19, 2013 (inception) to December 31, 2013. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Inland Residential Properties Trust, Inc. and subsidiary as of December 31, 2014 and 2013, and the results of their operations and their cash flows for the year ended December 31, 2014 and the period from December 19, 2013 (inception) to December 31, 2013, in conformity with U.S. generally accepted accounting principles.

/s/ KPMG LLP

Chicago, Illinois

May 14, 2015

4

INLAND RESIDENTIAL PROPERTIES TRUST, INC.

(A Maryland Corporation)

Consolidated Balance Sheets

	December 31, 2014	December 31, 2013
ASSETS

Cash and cash equivalents	$232,635	$500,000
Deferred offering costs	2,614,621	496,053
Other assets	19,867	—
Total assets	$2,867,123	$996,053

LIABILITIES AND STOCKHOLDER’S EQUITY

Liabilities:
Accounts payable	$1,319,477	$344,428
Due to affiliates	1,532,667	481,936
Total liabilities	2,852,144	826,364

Commitments and contingencies

Stockholder’s equity:
Preferred stock, $.001 par value, 50,000,000 shares authorized, none outstanding	—	—
Common stock, $.001 par value, 400,000,000 shares authorized, 8,000 shares issued and outstanding	8	8
Additional paid in capital	199,992	199,992
Retained earnings (deficit)	(185,021)	(30,311)
Total stockholder’s equity	14,979	169,689
Total liabilities and stockholder’s equity	$2,867,123	$996,053

See accompanying notes to consolidated financial statements.

5

INLAND RESIDENTIAL PROPERTIES TRUST, INC.

(A Maryland Corporation)

Consolidated Statements of Operations

	For the year ended December 31, 2014	For the period from December 19, 2013 (inception) through December 31, 2013

Expenses:
General and administrative expenses	$139,991	$—
Organization costs	14,719	30,311

Net loss	$(154,710)	$(30,311)

Net loss per common share, basic and diluted	$(19.34)	$(3.79)
Weighted average number of common shares outstanding, basic and diluted	8,000	8,000

See accompanying notes to consolidated financial statements.

6

INLAND RESIDENTIAL PROPERTIES TRUST, INC.

(A Maryland Corporation)

Consolidated Statement of Stockholder’s Equity

For the year ended December 31, 2014 and

the period from December 19, 2013 (inception) through December 31, 2013

	Number of Shares	Common Stock	Additional Paid in Capital	Retained Earnings (Deficit)	Total

Balance at December 19, 2013	—	$—	$—	$—	$—

Proceeds from offering	8,000	8	199,992	—	200,000
Net loss	—	—	—	(30,311)	(30,311)
Balance at December 31, 2013	8,000	8	199,992	(30,311)	169,689

Net loss	—	—	—	(154,710)	(154,710)
Balance at December 31, 2014	8,000	$8	$199,992	$(185,021)	$14,979

See accompanying notes to consolidated financial statements.

7

INLAND RESIDENTIAL PROPERTIES TRUST, INC.

(A Maryland Corporation)

Consolidated Statements of Cash Flows

For the year ended December 31, 2014 and

the period from December 19, 2013 (inception) through December 31, 2013

	Year Ended December 31, 2014	Period from December 19, 2013 (inception) through December 31, 2013

Cash flows from operating activities:
Net loss	$(154,710)	$(30,311)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in operating liabilities:
Accounts payable	74,492	30,311
Due to affiliates	77,705	—
Net cash flows used in operating activities	(2,513)	—

Cash flows from financing activities:
Capital contribution	—	200,000
Advances from sponsor	—	300,000
Payment of offering costs	(264,852)	—
Net cash flows (used in) provided by financing activities	(264,852)	500,000

Net (decrease) increase in cash	(267,365)	500,000
Cash at beginning of period	500,000	—
Cash at end of period	$232,635	$500,000

Supplemental disclosure of noncash financing activities:

Accrued offering expenses	$1,853,716	$496,053

See accompanying notes to consolidated financial statements.

8

INLAND RESIDENTIAL PROPERTIES TRUST, INC.

(a Maryland Corporation)

Notes to Consolidated Financial Statements

December 31, 2014

(1) Organization

Inland Residential Properties Trust, Inc. (the “Company”) was formed on December 19, 2013 to acquire and manage a portfolio of multifamily properties located primarily in the top 100 United States metropolitan statistical areas, which generally contain populations greater than 500,000 people. Effective July 14, 2014, the Company changed its name from “Inland Retail Properties Trust V, Inc.” to “Inland Residential Properties Trust, Inc.” Inland Real Estate Investment Corporation (the “Sponsor”) is the sole stockholder of the Company. The Business Management Agreement as contemplated in the proposed registration statement (the “Business Management Agreement”) provides for Inland Residential Business Manager & Advisor, Inc. (the “Business Manager”), an affiliate of the Company, to be the Business Manager to the Company. The Company contemplates the sale of up to $1,000,000,000 of Class A and Class T common stock (“Shares”) at $25.00 and $23.95 per share, respectively, in an initial public offering (the “Offering”) to be registered with the Securities and Exchange Commission (the “Registration Statement”) and the issuance of up to $190,000,000 of Class A Shares at a purchase price of $23.75 per share, which may be distributed pursuant to the Company’s distribution reinvestment plan. No shares will be sold unless subscriptions for at least $2,000,000 (the minimum offering) have been obtained within one year after commencement of the Offering.

Upon the filing of the Company’s articles of amendment and restatement, the Company’s common stock will be converted into two classes, consisting of 320,000,000 shares of authorized Class A common stock, $.001 par value per share, and 80,000,000 shares of authorized Class T common stock, $.001 par value per share. In addition, the Company will declare that each share of common stock that was issued and outstanding immediately prior to the effective date of the amendment will be changed into one issued and outstanding share of Class A common stock. As a result, the 8,000 shares of common stock that the Sponsor owns as of December 31, 2014 will be converted into 8,000 shares of Class A common stock.

The Company intends to elect to be taxed as a real estate investment trust (“REIT”) under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”), beginning with the year ending December 31, 2015 or the Company’s first year of material operations. In order to maintain the Company’s qualification as a REIT, the Company is required to, among other things, make aggregate annual distributions (other than capital gain dividends) to the Company’s stockholders of at least 90% of the Company’s annual REIT taxable income (which does not equal net income as calculated in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”)), determined without regard to the deduction for dividends paid and excluding net capital gains, and meet certain tests regarding the nature of the Company’s income and assets. If the Company qualifies for taxation as a REIT, the Company generally will not be subject to U.S. federal income tax to the extent it meets certain criteria and distributes its REIT taxable income to its stockholders. Even if the Company qualifies for taxation as a REIT, the Company may be subject to (1) certain state and local taxes on its income, property or net worth, and (2) U.S. federal income and excise taxes on its undistributed income, if any income remains undistributed. The Company intends to operate in a manner that allows the Company to meet the requirements for taxation as a REIT, including creating taxable REIT subsidiaries to hold assets that generate income that would not be consistent with the rules applicable to qualification as a REIT if held

9

INLAND RESIDENTIAL PROPERTIES TRUST, INC.

(a Maryland Corporation)

Notes to Consolidated Financial Statements - Continued

December 31, 2014

directly by the REIT. If the Company were to fail to meet these requirements, it could be subject to U.S. federal income tax on the Company’s taxable income at regular corporate rates. The Company would not be able to deduct distributions paid to stockholders in any year in which it fails to qualify as a REIT. The Company will also be disqualified for the four taxable years following the year during which qualification was lost unless the Company is entitled to relief under specific statutory provisions.

The Company will provide the following programs to facilitate investment in the Company’s shares and to provide limited liquidity for stockholders.

The Company will provide existing stockholders with option to purchase additional shares from the Company by automatically reinvesting distributions through the distribution reinvestment plan (“DRP”), subject to certain share ownership restrictions. For participants in the DRP, distributions paid on Class A Shares and Class T Shares, as applicable, will be used to purchase Class A Shares. Class T Shares will not be issued pursuant to the DRP. Such purchases under the DRP will not be subject to selling commissions, dealer manager fees, distribution and stockholder servicing fees or reimbursement of issuer costs in connection with shares of common stock issued through the DRP and are made at a price of $23.75 per Class A Share.

The Company may purchase shares under the share repurchase program (“SRP”), if the Company chooses to repurchase them. Subject to funds being available, the Company will limit the number of shares repurchased during any calendar year to 5% of the number of shares of common stock outstanding on December 31st of the previous calendar year. Funding for the SRP will come from proceeds that the Company receives from the distribution reinvestment plan.

The fiscal year-end of the Company is December 31.

(2)  Summary of Significant Accounting Policies

General

The accompanying consolidated financial statements have been prepared in accordance with U.S. GAAP and require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Certain amounts in the prior period consolidated financial statements have been reclassified to conform with the current year presentation.

10

INLAND RESIDENTIAL PROPERTIES TRUST, INC.

(a Maryland Corporation)

Notes to Consolidated Financial Statements - Continued

December 31, 2014

Consolidation

The accompanying consolidated financial statements include the accounts of the Company, as well as Inland Residential Operating Partnership, L.P. (the “Operating Partnership”), of which the Company is the sole general partner. All intercompany balances and transactions have been eliminated in consolidation.

Offering and Organization Costs

Costs associated with the Offering are deferred and charged against the gross proceeds of the Offering upon closing. Formation and organizational costs are expensed as incurred. As of December 31, 2014 and 2013, deferred offering costs were $2,614,621 and $496,053, respectively. For the year ended December 31, 2014 and the period from December 19, 2013 (inception) through December 31, 2013, formation and organizational costs were $14,719 and $30,311, respectively.

Cash and Cash Equivalents

The Company considers all demand deposits, money market accounts and all short term investments with a maturity of three months or less, at the date of purchase, to be cash equivalents. The Company maintains its cash and cash equivalents at financial institutions. The account balance may periodically exceed the Federal Deposit Insurance Corporation (“FDIC”) insurance coverage and, as a result, there could be a concentration of credit risk related to amounts on deposit in excess of FDIC insurance coverage. The Company believes that the risk will not be significant, as the Company does not anticipate the financial institutions’ non-performance.

Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for future tax consequences and are attributable to (1) differences between the financial statement carrying amounts and their respective tax bases, and (2) net operating losses. A valuation allowance is established for uncertainties relating to realization of deferred tax assets. As of December 31, 2014, the Company had a deferred tax asset of approximately $74,000, for income tax purposes, for which a valuation allowance was recorded in the same amount due to the uncertainty of realization.

11

INLAND RESIDENTIAL PROPERTIES TRUST, INC.

(a Maryland Corporation)

Notes to Consolidated Financial Statements - Continued

December 31, 2014

Recent Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board (“FASB”) issued ASU No. 2014-09, Revenue from Contracts with Customers, which requires an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. The ASU will replace most existing revenue recognition guidance in U.S. GAAP when it becomes effective, although it will not affect the accounting for rental related revenues. ASU No. 2014-09 is currently effective for financial statements issued for fiscal years and interim periods beginning after December 31, 2016. Early adoption is prohibited. In April 2015, the FASB voted to propose an amendment to the ASU, deferring the effective date one year to annual reporting periods beginning after December 15, 2017 for public entities. The standard permits the use of either the retrospective or cumulative effect transition method. The Company is evaluating the effect that ASU No. 2014-09 will have on its consolidated financial statements and related disclosures. The Company has not yet selected a transition method nor has it determined the effect of the standard on its ongoing financial reporting.

In April 2014, the FASB issued ASU 2014-08, Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity, or ASU 2014-08. ASU 2014-08 changes the criteria for reporting discontinued operations while enhancing disclosures in this area. Under the new guidance, only disposals representing a strategic shift in operations should be presented as discontinued operations. Those strategic shifts should have a major effect on the company’s operations and financial results. Examples include a disposal of a major geographic area, a major line of business, or a major equity method investment. Additionally, the new guidance requires expanded disclosures about discontinued operations that will provide financial statement users with more information about the assets, liabilities, income, and expenses of discontinued operations. The adoption of ASU 2014-08 is effective prospectively for reporting periods beginning on or after December 15, 2014. The adoption of ASU 2014-08 will not have a material effect on the Company’s consolidated financial statements.

(3)  Income Tax

The Company had no uncertain tax positions as of December 31, 2014. The Company expects no significant increases or decreases in uncertain tax positions due to changes in tax positions within one year of December 31, 2014. The Company has no interest or penalties relating to income taxes recognized in the consolidated statements of operations for the year ended December 31, 2014 or for the period from December 19, 2013 (inception) through December 31, 2013. As of December 31, 2014, the tax returns for the calendar years 2014 and 2013 remains subject to examination by U.S. and various state and local tax jurisdictions.

12

INLAND RESIDENTIAL PROPERTIES TRUST, INC.

(a Maryland Corporation)

Notes to Consolidated Financial Statements - Continued

December 31, 2014

(4)  Transactions with Related Parties

The Company’s Sponsor contributed $200,000 to the capital of the Company for which it received 8,000 shares of common stock. The Sponsor also advanced $300,000 in cash to the Company, which is included in due to affiliates, to partially fund formation, offering and organization costs.

As of December 31, 2014, the Company had incurred $2,659,651 of offering and organization costs. Pursuant to the terms of the Offering, the Business Manager will repay all offering and organization expenses (excluding selling commissions) in excess of 2.0% of the gross proceeds of the Offering or all offering and organization expenses (including selling commissions) which together exceed 10.75% of the gross offering proceeds from Class A Shares and 6.25% of the gross offering proceeds from Class T Shares, sold in the primary offering over the life of the Offering. In the event that the minimum offering is not successful, an affiliate of the Business Manager will bear the related costs of the Offering.

Certain compensation and fees payable to the Business Manager and its affiliates for services to be provided to the Company are limited to maximum amounts, as follows.

Offering Stage

Selling commissions	The Company will pay Inland Securities Corporation, an affiliate of the Business Manager, 6.0% of the sale price, or $1.50, for each Class A Share sold and 2.0% of the sale price, or approximately $0.48, for each Class T Share sold in the primary offering, subject to reduction for special sales and volume discounts. Inland Securities Corporation anticipates reallowing (paying) the full amount of the selling commissions to participating soliciting dealers.

Dealer manager fee	The Company will pay a dealer manager fee to Inland Securities Corporation equal to approximately $0.69 per Class A Share and approximately $0.66 per Class T Share, or 2.75% of the sale price of each Class A and Class T Share sold in the primary offering, subject to reduction for special sales. Inland Securities Corporation may reallow (pay) up to 1.375% of the price per share, out of this dealer manager fee, to participating soliciting dealers.

13

INLAND RESIDENTIAL PROPERTIES TRUST, INC.

(a Maryland Corporation)

Notes to Consolidated Financial Statements - Continued

December 31, 2014

Acquisitions and Operations Stage

Acquisition fees	The Company will pay the Business Manager or its affiliates a fee equal to 1.5% of the “contract purchase price” of each property and real estate-related asset the Company acquires.

Acquisition expenses	The Company will reimburse the Business Manager, Inland Residential Real Estate Services LLC (the “Real Estate Manager”), their affiliates, and third parties, for investment-related expenses paid on the Company’s behalf in connection with selecting, evaluating or acquiring real estate assets, regardless of whether the Company acquires the real estate assets.

Business management fees

The Company will pay the Business Manager an annual business management fee equal to 0.6% of its “average invested assets,” payable quarterly in an amount equal to 0.15% of its average invested assets as of the last day of the immediately preceding quarter.

The Company will also reimburse the Business Manager or its affiliates, including the Sponsor, for all expenses that it or its affiliates pays or incurs on the Company’s behalf, except for the salaries, bonuses, benefits and severance payments for persons who serve as one of the Company’s executive officers or as an executive officer of the Business Manager.

Real estate management fees

For each property that is managed by the Real Estate Manager, the Company will pay a monthly management fee of up to 4% of the gross income from any property managed directly by the Real Estate Manager or its affiliates. The Real Estate Manager may reduce, in its sole discretion, the amount of the fee payable in connection with a particular property, subject to these limits.

The Company also will reimburse the Real Estate Manager and its affiliates for property-level expenses that they pay or incur on the Company’s behalf, including the salaries, bonuses, benefits and severance payments of persons performing services for the Real Estate Manager and its affiliates except for the salaries, bonuses, benefits and severance payments of persons who serve as an executive officer of the Real Estate Manager or the Company.

Expense Reimbursement	The Company will reimburse the Sponsor, the Business Manager and their respective affiliates for any expenses that they pay or incur in providing ancillary services to the Company, including the costs of salaries, bonuses, benefits and severance payments of persons employed by these entities and performing services for the Company, except for the salaries, bonuses, benefits and severance payments for persons who also serve as one of the Company’s executive officers or as an executive officer of the Business Manager.

14

INLAND RESIDENTIAL PROPERTIES TRUST, INC.

(a Maryland Corporation)

Notes to Consolidated Financial Statements - Continued

December 31, 2014

Acquisitions and Operations Stage (continued)

Distribution and stockholder servicing fee

The Company will pay Inland Securities Corporation a fee of 1.0% per annum of the purchase price (or, once reported, the estimated value) per Class T Share for each Class T Share sold in the primary offering, all of which may be reallowed to the soliciting dealer, if any, who sold the Class T Shares or, if applicable, to a subsequent broker-dealer of record of the Class T Shares so long as the subsequent broker-dealer is party to a soliciting dealer agreement, or servicing agreement, with the dealer manager that provides for reallowance. The distribution and stockholder servicing fee will accrue daily and be paid monthly in arrears. The distribution and stockholder servicing fees are ongoing fees that are not paid at the time of purchase.

The Company will cease paying the distribution and stockholder servicing fee with respect to any particular Class T Share and that Class T Share will automatically convert into a Class A Share at the Conversion Rate, as defined, on the earlier of (i) a listing of the Class A Shares on a national securities exchange; (ii) a merger, consolidation, sale or other disposition of all or substantially all of the Company’s assets; (iii) the end of the month in which the dealer manager determines that total underwriting compensation paid in the primary offering plus the distribution and stockholder servicing fee paid on all Class T Shares sold in the primary offering is equal to 10% of the gross proceeds of the primary offering from the sale of both Class A Shares and Class T Shares; and (iv) the end of the month in which the underwriting compensation paid in the primary offering plus the distribution and stockholder servicing fee paid with respect to that Class T Share equals 10% of the gross offering price of that Class T Share. The Company will further cease paying the distribution and stockholder servicing fee on any Class T Share that is redeemed or repurchased, as well as upon the Company’s dissolution, liquidation or the winding up of the Company’s affairs, or a merger or other extraordinary transaction in which the Company is a party and in which the Class T Shares as a class are exchanged for cash or other securities.

The distribution and stockholder servicing fee is payable with respect to all Class T Shares purchased in the primary offering.

15

INLAND RESIDENTIAL PROPERTIES TRUST, INC.

(a Maryland Corporation)

Notes to Consolidated Financial Statements - Continued

December 31, 2014

Acquisitions and Operations Stage (continued)

Subordinated management performance interest

In consideration for providing continuing services under the Business Management Agreement, the Business Manager will receive subordinated management performance interests in the Operating Partnership based on the annual Additional Total Return (as defined below) generated each year on the Class A Shares and Class T Shares. Additional Total Return on the Class A Shares will be equal to 15% of the product of (i) the sum of (a) the amount by which the per share distributions paid during the current calendar year on the Class A Shares exceed $1.45, plus (b) the per share change in the value of the Class A Shares as of December 31 of the current year compared to the value of the shares on December 31 of the prior year, multiplied by (ii) the number of Class A Shares outstanding on December 31 of the current year. Additional Total Return on the Class T Shares will be equal to 15% of the product of (i) the sum of (a) the amount by which the per share distributions paid during the current calendar year on the Class T Shares exceed $1.45 (minus the distribution and stockholder servicing fee paid per share during the same period), plus (b) the per share change in the value of the Class T Shares as of December 31 of the current year compared to the value of the shares on December 31 of the prior year, multiplied by (ii) the number of Class T Shares outstanding on December 31 of the current year. In each case, none of the per share distributions may be funded from: (i) financing; (ii) the waiver or deferral of fees by the Business Manager; or (iii) the proceeds of the Company’s current or any other offering.

Each year that the Company generates Additional Total Return, the Operating Partnership will issue to the Business Manager Class M Units equal to the quotient of (i) the sum of (a) the Additional Total Return on the Class A Shares for the current year plus (b) the Additional Total Return on the Class T Shares for the current year, divided by (ii) the value of a Class A Share as of the applicable year. The Business Manager will be entitled to receive distributions on the vested and unvested Class M Units at the same rate as distributions are paid on the Class A Shares.

Class M Units are subject to forfeiture until such time as: (i) the Company’s value plus distributions equals or exceeds the total amount of capital contributed by investors plus a 6.0% cumulative, pretax, non-compounded annual return thereon, or the “economic hurdle;” or (ii) any one of the following events occurs concurrently with or subsequently to achieving the economic hurdle described above: (a) a listing of the Company’s common stock on a national securities exchange; or (b) a transaction to which the Company or its Operating Partnership shall be a party, as a result of which Class A Units or the Company’s common stock will be exchanged for, or converted into the right, or the holders of these securities will otherwise be entitled, to receive cash, securities or other property or any combination thereof. Any outstanding Class M Units will be forfeited immediately if the Business Management Agreement is terminated for any reason other than a termination without cause or for managerial cause, each as defined in the Business Management Agreement.

16

INLAND RESIDENTIAL PROPERTIES TRUST, INC.

(a Maryland Corporation)

Notes to Consolidated Financial Statements - Continued

December 31, 2014

Acquisitions and Operations Stage (continued)

Subordinated management performance interest (continued)	After a Class M Unit is no longer subject to forfeiture as described in the previous paragraph, if the capital account attributable to such Class M Unit has been sufficiently adjusted pursuant to the special allocations, as defined, the Class M Unit will automatically convert into a Class A Units. Class A Units may be converted into Class A Shares.

Mortgage Financing Fee

If the Business Manager or its affiliates provides services in connection with the origination or refinancing of debt that is used to acquire properties or that is assumed in connection with the acquisition of properties, the Company will pay the Business Manager, or its affiliates, a mortgage financing fee equal to 0.25% of the amount of debt available or borrowed or assumed.

The services provided by the Business Manager, or its affiliates, in consideration for the Mortgage Financing Fee include, but are not limited to, contacting various lenders to obtain quotes and compiling the quotes, completing applications and rate locks, arranging site inspections, reviewing and negotiating loan documents and preparing internal closing statements.

Liquidation Stage

Real Estate Sales Commission	For substantial assistance in connection with the sale of properties, the Company will pay the Business Manager or its affiliates a real estate sales commission equal to an amount not to exceed the lesser of (i) one-half of the customary commission which are paid to a third party broker for the sale of a comparable property; and (ii) 1% of the gross sales price of the property sold and, when added to all other real estate commissions paid to unaffiliated parties in connection with a sale, may not exceed the lesser of a competitive real estate commission or 3% of the gross sales price of the property.

Subordinated Incentive Participation in Net Sales Proceeds	Inland Residential Properties Trust Special Limited Partner, LLC (the “Special Limited Partner”), a wholly-owned subsidiary of the Sponsor, will receive from time to time, when available, including in connection with a merger, consolidation, sale or other disposition of all or substantially all of the Company’s assets, 15.0% of the value accorded to the Company’s shares of common stock outstanding immediately prior to the effective time of the merger or consolidation by the relevant transaction documents or the remaining “net sales proceeds” (as defined in the Company’s charter) of an asset sale, as applicable, after return of capital contributions plus payment to investors of an annual 6.0% cumulative, pre-tax, non-compounded return on the capital contributed by investors.

Subordinated Incentive Listing Distribution	Upon the listing of the Company’s shares on a national securities exchange, including a listing in connection with a merger or other business combination, the Special Limited Partner will be entitled to receive distributions from the Operating Partnership equal to 15.0% of the amount by which the sum of the Company’s market value plus aggregate distributions exceeds the sum of the aggregate capital contributed by investors plus an amount equal to an annual 6.0% cumulative, pre-tax, non-compounded return to investors.

17

INLAND RESIDENTIAL PROPERTIES TRUST, INC.

(a Maryland Corporation)

Notes to Consolidated Financial Statements - Continued

December 31, 2014

Liquidation Stage (continued)

Subordinated Incentive Distribution upon Termination	Upon termination or non-renewal of the Business Management Agreement with or without cause, the Special Limited Partner will be entitled to receive distributions from the Operating Partnership equal to 15.0% of the amount by which the sum of the Company’s market value plus distributions exceeds the sum of the aggregate capital contributed by investors plus an amount equal to an annual 6.0% cumulative, pre-tax, non-compounded return to investors. The Special Limited Partner may elect to defer its right to receive this subordinated distribution upon termination until either a listing on a national securities exchange or other liquidity event occurs.

The following table summarizes the Company’s related party transactions for the year ended December 31, 2014 and the period from December 19, 2013 (inception) through December 31, 2013.

			Unpaid Amounts as of
	For the year ended December 31, 2014	For the period from December 19, 2013 through December 31, 2013	December 31, 2014	December 31, 2013
General and administrative expenses (a)	$41,132	$—	$41,132	$—
Organization costs (b)	1,277	930	—	930
Offering costs (c)	135,693	13,423	125,959	13,423
Sponsor advances (d)	897,993	467,583	1,365,576	467,583

(a)	The Business Manager and its related parties are entitled to reimbursement for certain general and administrative expenses relating to the Company’s administration. Such costs are included in general and administrative expenses in the accompanying consolidated statements of operations. Unpaid amounts are included in due to affiliates in the accompanying consolidated balance sheets.

(b)	The Business Manager or its affiliates will pay or reimburse any organization or offering costs, including any issuer costs, that exceed 10.75% of the gross offering proceeds from Class A Shares, and 6.25% of the gross offering proceeds from Class T Shares sold in the “reasonable best efforts” offering over the life of the Offering.

(c)	The Company will reimburse the Sponsor and its affiliates for costs and other expenses of the Offering that they pay on the Company’s behalf. Offering costs are offset against the stockholder’s equity accounts. Unpaid amounts are included in due to affiliates in the accompanying consolidated balance sheets.

(d)	This amount on the accompanying consolidated balance sheets contains non-interest bearing advances made by the Sponsor which will be repaid when the Company receives equity proceeds upon achieving the minimum offering.

18

INLAND RESIDENTIAL PROPERTIES TRUST, INC.

(a Maryland Corporation)

Notes to Consolidated Financial Statements - Continued

December 31, 2014

(5) Subsequent Events

On February 17, 2015, the Company commenced an initial public offering of up to $1 billion of shares, in any combination of Class A Shares at a price of $25.00 per share and Class T Shares at a price of $23.95 per share on a “reasonable best efforts” basis through Inland Securities Corporation, a wholly owned subsidiary of the Sponsor. The Company is also offering up to $190 million of Class A Shares at a purchase price of $23.75 per share to stockholders who elect to participate in the DRP.

19

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

INLAND RESIDENTIAL PROPERTIES TRUST, INC.

By:	/s/ Mitchell A. Sabshon
Name:	Mitchell A. Sabshon
President and Chief Executive Officer
Date:	May 14, 2015

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated:

By:	/s/ Daniel L. Goodwin	Director and Chairman of the Board	May 14, 2015
Name:	Daniel L. Goodwin

By:	/s/ Mitchell A. Sabshon	Director, President and Chief Executive Officer	May 14, 2015
Name:	Mitchell A. Sabshon	(Principal Executive Officer)

By:	/s/ Catherine L. Lynch	Chief Financial Officer	May 14, 2015
Name:	Catherine L. Lynch	(Co-Principal Financial Officer)

By:	/s/ David Z. Lichterman	Vice President, Treasurer and Chief Accounting Officer	May 14, 2015
Name:	David Z. Lichterman	(Co-Principal Financial Officer and Principal Accounting Officer)

By:	/s/ Adrian Corbiere	Director	May 14, 2015
Name:	Adrian Corbiere

By:	/s/ Michael W. Reid	Director	May 14, 2015
Name:	Michael W. Reid

By:	/s/ Donald E. Tolva	Director	May 14, 2015
Name:	Donald E. Tolva

20

EXHIBIT INDEX

Exhibit No.	Description

31.1	Certification by Principal Executive Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002*

31.2	Certification by Co-Principal Financial Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002*

31.3	Certification by Co-Principal Financial Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002*

32.1	Certification by Principal Executive Officer pursuant to Section 906 of the Sarbanes-Oxley Act of 2002*

32.2	Certification by Co-Principal Financial Officer pursuant to Section 906 of the Sarbanes-Oxley Act of 2002*

32.3	Certification by Co-Principal Financial Officer pursuant to Section 906 of the Sarbanes-Oxley Act of 2002*

101	The following financial information from our Annual Report on Form 10-K for the year ended December 31, 2014, filed with the Securities and Exchange Commission on May 14, 2015, is formatted in Extensible Business Reporting Language (“XBRL”): (i) Consolidated Balance Sheets, (ii) Consolidated Statements of Operations, (iii) Consolidated Statement of Stockholder’s Equity, (iv) Consolidated Statements of Cash Flows and (v) Notes to Consolidated Financial Statements (tagged as blocks of text).

* Filed as part of this Annual Report on Form 10-K.

21

ANNEX B

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 10-Q

[x]	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 FOR THE QUARTERLY PERIOD ENDED MARCH 31, 2015
☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 FOR THE TRANSITION PERIOD FROM ____________ TO ____________

COMMISSION FILE NUMBER: 333-199129

Inland Residential Properties Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	80-0966998
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2901 Butterfield Road, Oak Brook, Illinois	60523
(Address of principal executive offices)	(Zip Code)

630-218-8000

(Registrant’s telephone number, including area code)

______________________________________________________

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to the filing requirements for the past 90 days.   Yes ☐  No ☑

The Registrant’s registration statement on Form S-11, as amended (SEC File No. 333-199129), was declared effective February 17, 2015. The Registrant has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act since that date.

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files).   Yes ☑ No ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐	Non-accelerated filer	☐	Smaller reporting company	☑

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes ☐ No ☑

As of May 13, 2015, there were 8,000 shares of the registrant’s Class A common stock, $.001 par value, outstanding.

1

INLAND RESIDENTIAL PROPERTIES TRUST, INC.

TABLE OF CONTENTS

2

INLAND RESIDENTIAL PROPERTIES TRUST, INC.

(a Maryland Corporation)

CONSOLIDATED BALANCE SHEETS

	March 31, 2015 (unaudited)	December 31, 2014
ASSETS
Assets:
Cash and cash equivalents	$346,078	$232,635
Deferred offering costs	—	2,613,311
Other assets	57,411	19,867
Total assets	$403,489	$2,865,813

LIABILITIES AND EQUITY
Liabilities:
Accounts payable	$1,079,089	$1,318,167
Due to affiliates	2,668,579	1,532,667
Total liabilities	3,747,668	2,850,834

Commitments and contingencies

Stockholder’s (deficit) equity:
Preferred stock, $.001 par value, 50,000,000 shares authorized, none outstanding	—	—
Common stock, $.001 par value, 400,000,000 shares authorized, 8,000 shares issued and outstanding	—	8
Class A common stock, $.001 par value, 320,000,000 shares authorized, 8,000 shares issued and outstanding	8	—
Class T common stock, $.001 par value, 80,000,000 shares authorized, none outstanding	—	—
Additional paid in capital (net of offering costs of $3,205,767 and $0 as of March 31, 2015 and December 31, 2014, respectively)	(3,005,775)	199,992
Retained earnings (deficit)	(338,412)	(185,021)
Total stockholder’s (deficit) equity	(3,344,179)	14,979
Total liabilities and stockholder’s (deficit) equity	$403,489	$2,865,813

See accompanying notes to consolidated financial statements.

3

INLAND RESIDENTIAL PROPERTIES TRUST, INC.

(a Maryland Corporation)

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three months ended March 31,
	2015	2014
Expenses:
General and administrative expenses	$135,325	$—
Organization costs	18,066	3,908

Net loss	$153,391	$3,908

Net loss per common share, basic and diluted	$(19.17)	$(0.49)

Weighted average number of common shares outstanding, basic and diluted	8,000	8,000

See accompanying notes to consolidated financial statements.

4

INLAND RESIDENTIAL PROPERTIES TRUST, INC.

(a Maryland Corporation)

CONSOLIDATED STATEMENT OF EQUITY (DEFICIT)

Three months ended March 31, 2015

(unaudited)

	Number of Shares	Common Stock	Additional Paid in Capital	Retained Earnings (Deficit)	Total

Balance at January 1, 2015	8,000	$8	$199,992	$(185,021)	$14,979

Offering costs	—	—	(3,205,767)	—	(3,205,767)
Net loss	—	—	—	(153,391)	(153,391)

Balance at March 31, 2015	8,000	8	(3,005,775)	(338,412)	(3,344,179)

See accompanying notes to consolidated financial statements.

5

INLAND RESIDENTIAL PROPERTIES TRUST, INC.

(a Maryland Corporation)

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

	Three months ended March 31,
	2015	2014
Cash flows from operating activities:
Net loss	$(153,391)	$(3,908)

Adjustments to reconcile net loss to net cash used in operating activities:
Changes in assets and liabilities:
Accounts payable	31,383	(23,505)
Due to affiliates	5,420	27,391
Other assets	(42,910)	—
Net cash flows used in operating activities	(159,498)	(22)

Cash flows from financing activities:
Payment of offering costs	(927,059)	—
Advances from sponsor	1,200,000	—
Net cash flows provided by financing activities	272,941	—

Net increase (decrease) in cash and cash equivalents	113,443	(22)
Cash and cash equivalents at beginning of the period	232,635	500,000
Cash and cash equivalents, at end of period	$346,078	$499,978

Supplemental disclosure of noncash financing activities:
Accrued offering expenses	$334,603	$259,015

See accompanying notes to consolidated financial statements.

6

INLAND RESIDENTIAL PROPERTIES TRUST, INC.

(a Maryland Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2015

(unaudited)

The accompanying consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”) for interim financial information and with instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements. Readers of this Quarterly Report should refer to the audited consolidated financial statements of Inland Residential Properties Trust, Inc. (which may be referred to as the “Company,” “we,” “us,” or “our”) for the year ended December 31, 2014, which are included in the Company’s 2014 Special Financial Report as certain footnote disclosures contained in such audited consolidated financial statements have been omitted from this Quarterly Report. In the opinion of management, all adjustments (consisting of normal recurring accruals) necessary for the fair presentation have been included in this Quarterly Report.

(1)  Organization

Inland Residential Properties Trust, Inc. was formed on December 19, 2013 to acquire and manage a portfolio of multifamily properties located primarily in the top 100 United States metropolitan statistical areas, which generally contain populations greater than 500,000 people. Effective July 14, 2014, the Company changed its name from “Inland Retail Properties Trust V, Inc.” to “Inland Residential Properties Trust, Inc.” Inland Real Estate Investment Corporation (the “Sponsor”) is the sole stockholder of the Company. The Company entered into a Business Management Agreement (the “Business Management Agreement”) with Inland Residential Business Manager & Advisor, Inc. (the “Business Manager”), an affiliate of the Company, to be the Business Manager to the Company.

The Company is authorized to sell up to $1,000,000,000 of shares of common stock which consists of Class A common stock, $.001 par value per share (“Class A Shares”), at a price of $25.00 per share and Class T common stock, $.001 par value per share (“Class T Shares”), at $23.95 per share, in any combination, in an initial “reasonable best efforts” offering (the “Offering”) which commenced on February 17, 2015. The Company is also authorized to issue up to $190,000,000 of Class A Shares at a price of $23.75 per share pursuant to the Company’s distribution reinvestment plan (“DRP”). In addition, the Company declared that each share of common stock that was issued and outstanding immediately prior to the effective date of the amendment of the Company’s charter converted into one issued and outstanding share of Class A common stock. As a result, the 8,000 shares of common stock the Sponsor owned as of December 31, 2014, was converted into 8,000 shares of Class A common stock.

7

INLAND RESIDENTIAL PROPERTIES TRUST, INC.

(a Maryland Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(unaudited)

No shares of common stock will be sold unless subscriptions for at least $2,000,000, the minimum offering, have been obtained within one year after commencement of the Offering.

The Company intends to elect to be taxed as a real estate investment trust (“REIT”) under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”), beginning with the year ending December 31, 2015 or the Company’s first year of material operations. In order to maintain the Company’s qualification as a REIT, the Company is required to, among other things, make aggregate annual distributions (other than capital gain dividends) to the Company’s stockholders of at least 90% of the Company’s annual REIT taxable income (which does not equal net income as calculated in accordance with U.S. GAAP) determined without regard to the deduction for dividends paid and excluding net capital gain, and meet certain tests regarding the nature of the Company’s income and assets.

If the Company qualifies for taxation as a REIT, the Company generally will not be subject to U.S. federal income tax to the extent it meets certain criteria and distributes its REIT taxable income to its stockholders. Even if the Company qualifies for taxation as a REIT, the Company may be subject to (1) certain state and local taxes on its income, property or net worth, and (2) U.S. federal income and excise taxes on its undistributed income, if any income remains undistributed. The Company intends to operate in a manner that allows the Company to meet the requirements for taxation as a REIT, including creating taxable REIT subsidiaries to hold assets that generate income that would not be consistent with the rules applicable to qualification as a REIT if held directly by the REIT. If the Company were to fail to meet these requirements, it could be subject to U.S. federal income tax on the Company’s taxable income at regular corporate rates. The Company would not be able to deduct distributions paid to stockholders in any year in which it fails to qualify as a REIT. The Company will also be disqualified for the four taxable years following the year during which qualification was lost unless the Company is entitled to relief under specific statutory provisions.

The Company provides the following programs to facilitate investment in the Company’s shares and to provide limited liquidity for stockholders.

The Company provides stockholders with the option to purchase additional shares from the Company by automatically reinvesting distributions through the DRP, subject to certain share ownership restrictions. For participants in the DRP, distributions paid on Class A Shares and Class T Shares, as applicable, will be used to purchase Class A Shares. Class T Shares will not be issued pursuant to the DRP. Such purchases under the DRP will not be subject to selling commissions, dealer manager fees, distribution and stockholder servicing fees or reimbursement of issuer costs in connection with shares of common stock issued through the DRP and are made at a price of $23.75 per Class A Share.

8

INLAND RESIDENTIAL PROPERTIES TRUST, INC.

(a Maryland Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(unaudited)

The Company may purchase shares under the share repurchase program (“SRP”), if the Company chooses to repurchase them. Subject to funds being available, the Company will limit the number of shares repurchased during any calendar year to 5% of the number of shares of common stock outstanding on December 31st of the previous calendar year. Funding for the SRP will come from proceeds that the Company receives from the DRP.

The fiscal year-end of the Company is December 31.

(2)  Summary of Significant Accounting Policies

General

The accompanying consolidated financial statements have been prepared in accordance with U.S. GAAP and require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Consolidation

The accompanying consolidated financial statements include the accounts of the Company, as well as Inland Residential Operating Partnership, L.P., of which the Company is the sole general partner. All intercompany balances and transactions have been eliminated in consolidation.

Offering and Organization Costs

Costs associated with the Offering are deferred and charged against the gross proceeds of the Offering upon the sale of shares. Formation and organizational costs are expensed as incurred.

Cash and Cash Equivalents

The Company considers all demand deposits, money market accounts and all short term investments with a maturity of three months or less, at the date of purchase, to be cash equivalents. The Company maintains its cash and cash equivalents at financial institutions. The account balance may periodically exceed the Federal Deposit Insurance Corporation (“FDIC”) insurance coverage and, as a result, there could be a concentration of credit risk related to amounts on deposit in excess of FDIC insurance coverage. The Company believes that the risk will not be significant, as the Company does not anticipate the financial institutions’ non-performance.

9

INLAND RESIDENTIAL PROPERTIES TRUST, INC.

(a Maryland Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(unaudited)

Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for future tax consequences and are attributable to (1) differences between the financial statement carrying amounts and their respective tax bases, and (2) net operating losses. A valuation allowance is established for uncertainties relating to realization of deferred tax assets. As of March 31, 2015, the Company had a deferred tax asset of approximately $135,000, for income tax purposes, for which a valuation allowance was recorded in the same amount due to the uncertainty of realization.

Recent Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board (“FASB”) issued ASU No. 2014-09, Revenue from Contracts with Customers, which requires an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. The ASU will replace most existing revenue recognition guidance in U.S. GAAP when it becomes effective, although it will not affect the accounting for rental related revenues. ASU No. 2014-09 is currently effective for financial statements issued for fiscal years and interim period beginning after December 31, 2016. Early adoption is prohibited. In April 2015, the FASB voted to propose an amendment to the ASU, deferring the effective date one year to annual reporting periods beginning after December 15, 2017 for public entities. The standard permits the use of either the retrospective or cumulative effect transition method. The Company is evaluating the effect that ASU No. 2014-09 will have on its consolidated financial statements and related disclosures. The Company has not yet selected a transition method nor has it determined the effect of the standard on its ongoing financial reporting.

In April 2015, the FASB issued ASU No. 2015-03, Interest - Imputation of Interest (Subtopic 835-30): Simplifying the Presentation of Debt Issuance Costs. The ASU requires that debt issuance costs be deducted from the carrying value of the financial liability and not recorded as separate assets, classified as deferred financing costs. The ASU is effective for public entities for financial statements issued for fiscal years beginning after December 15, 2015. Early adoption is permitted for financial statements that have not been previously issued and will be applied on a retrospective basis. The Company does not expect adoption of this ASU to have a material impact on its consolidated financial statements.

(3)  Income Tax

The Company had no uncertain tax positions as of March 31, 2015. The Company expects no significant increases or decreases in uncertain tax positions due to changes in tax positions within one year of March 31, 2015. The Company has no interest or penalties relating to income taxes recognized in the consolidated statements of operations for the three months ended March 31, 2015 and 2014. As of March 31, 2015, the tax returns for the calendar years 2014 and 2013 remain subject to examination by U.S. and various state and local tax jurisdictions.

10

INLAND RESIDENTIAL PROPERTIES TRUST, INC.

(a Maryland Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(unaudited)

(4)  Transactions with Related Parties

The Company’s Sponsor contributed $200,000 to the capital of the Company for which it received 8,000 shares of common stock which were subsequently converted into 8,000 shares of Class A common stock. Since inception, the Sponsor has also advanced $1,500,000 in cash to the Company, which is included in due to affiliates on the accompanying consolidated balance sheets, to partially fund formation, offering and organization costs.

As of March 31, 2015, the Company had incurred $3,268,863 of offering and organization costs. Pursuant to the terms of the Offering, the Business Manager will repay all offering and organization expenses (excluding selling commissions) in excess of 2.0% of the gross proceeds of the Offering or all offering and organization expenses (including selling commissions) which together exceed 10.75% of the gross offering proceeds from Class A Shares and 6.25% of the gross offering proceeds from Class T Shares, sold in the primary offering over the life of the Offering. In the event that the minimum offering amount is not received and accepted, an affiliate of the Business Manager will bear the related costs of the Offering.

11

INLAND RESIDENTIAL PROPERTIES TRUST, INC.

(a Maryland Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(unaudited)

The following table summarizes the Company’s related party transactions for three months ended March 31, 2015 and 2014 and as of March 31, 2015 and December 31, 2014.

	Three Months Ended March 31,		Unpaid Amounts as of
	2015	2014	March 31, 2015	December 31, 2014

General and administrative expenses (a)	$59,079	$—	$41,185	$41,132
Organization costs (b)	—	1,077	—	—
Offering costs (c)	61,818	7,022	61,818	125,959
Sponsor advances and payments by the Sponsor for services provided to the Company (d)	1,200,000	—	2,565,576	1,365,576

(a)	The Business Manager and its related parties are entitled to reimbursement for certain general and administrative expenses relating to the Company’s administration. Such costs are included in general and administrative expenses in the accompanying consolidated statements of operations. Unpaid amounts are included in due to affiliates in the accompanying consolidated balance sheets.

(b)	The Business Manager or its affiliates will pay or reimburse any organization or offering costs, including any issuer costs, that exceed 10.75% of the gross offering proceeds from Class A Shares, and 6.25% of the gross offering proceeds from Class T Shares sold in the “reasonable best efforts” offering over the life of the Offering.

(c)	The Company will reimburse the Sponsor and its affiliates for costs and other expenses of the Offering that they pay on the Company’s behalf. Offering costs are offset against the stockholder’s equity accounts. Unpaid amounts are included in due to affiliates in the accompanying consolidated balance sheets.

(d)	This amount on the accompanying consolidated balance sheets contains non-interest bearing advances made by the Sponsor which will be repaid when the Company receives equity proceeds upon the receipt and acceptance of the minimum offering amount.

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Item 2.  Management’s Discussion and Analysis of Financial Condition and Results of Operations

Certain statements in this Quarterly Report on Form 10-Q constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended(the “exchange Act”). Words such as “may,” “could,” “should,” “expect,” “intend,” “plan,” “goal,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “variables,” “potential,” “continue,” “expand,” “maintain,” “create,” “strategies,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions, are intended to identify forward-looking statements.

These forward-looking statements are not historical facts but reflect the intent, belief or current expectations of the management of Inland Residential Properties Trust, Inc. (which we refer to herein as the “Company,” “we,” “our” or “us”) based on their knowledge and understanding of the business and industry, the economy and other future conditions. These statements are not guarantees of future performance, and we caution stockholders not to place undue reliance on forward-looking statements. Actual results may differ materially from those expressed or forecasted in the forward-looking statements due to a variety of risks, uncertainties and other factors, including but not limited to the factors listed and described under “Risk Factors” in our Registration Statement on Form S-11 (File No. 333-199129), as amended, filed with the Securities and Exchange Commission, and factors described below:

•	No public market currently exists, and one may never exist, for our shares. Our board does not have any current plans to list our shares or pursue any other liquidity event, and we cannot guarantee that a liquidity event will occur;
•	We cannot guarantee that we will pay distributions but, if we do, we may pay all or a substantial portion of our distributions from sources other than cash flow from operations, including an unlimited amount of borrowings and net offering proceeds. We have not limited our use of any of these other sources. Payments of distributions from sources other than cash flows from operations reduce the amount of capital we ultimately invest in real estate assets;
•	The number and value of real estate assets we acquire will depend, in part, on the net proceeds raised in the offering;
•	We do not have employees and will rely on Inland Residential Business Manager & Advisor, Inc. or our “Business Manager” and Inland Residential Real Estate Services, LLC or our “Real Estate Manager” to manage our business and assets;
•	Persons performing services for our Business Manager and our Real Estate Manager are employed by Inland Real Estate Investment Corporation or our “Sponsor” or its affiliates and will face competing demands for their time and service;
•	We do not have arm’s-length agreements with our Business Manager, Real Estate Manager or other affiliates of our Sponsor;
•	Our Sponsor may face a conflict of interest in allocating personnel and resources between its affiliates, our Business Managers and our Real Estate Managers;
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•	We will pay fees, which may be significant, to our Business Manager, Real Estate Manager and other affiliates of our Sponsor;
•	We have not identified the specific real estate assets that we will acquire with the net proceeds raised in the offering, thus it is a “blind pool” offering;
•	Principal and interest payments on any borrowings will reduce the funds available for distribution or investment in additional real estate assets;
•	There are limits on the ownership and transferability of our shares; and
•	We may fail to qualify as a REIT and thus be required to pay entity-level taxes.

Forward-looking statements in this Quarterly Report on Form 10-Q reflect our management’s view only as of the date of this Quarterly Report, and may ultimately prove to be incorrect or false. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results. We intend for these forward-looking statements to be covered by the applicable safe harbor provisions created by Section 27A of the Securities Act and Section 21E of the Exchange Act.

The following discussion and analysis relates to the three months ended March 31, 2015 and 2014 and as of March 31, 2015 and December 31, 2014. You should read the following discussion and analysis along with our consolidated financial statements and the related notes included in this report.

Overview

We are an externally managed Maryland corporation formed in December 2013 to acquire and manage a portfolio of multifamily properties located primarily in the top 100 United States metropolitan statistical areas, which generally contain populations greater than 500,000 people. We expect that our real estate portfolio will consist primarily of “stabilized” Class A and Class B multifamily properties. We are managed by our Business Manager.

On February 17, 2015 we commenced our initial public offering, referred to herein as the “Offering.” We are offering up to $1,000,000,000 of shares, in any combination of shares of class A common stock (at a price of $25.00 per share), or “Class A Shares,” and shares of class T common stock (at a price of $23.95 per share), or “Class T Shares” on a “reasonable best efforts” basis through Inland Securities Corporation, or “Inland Securities,” our dealer manager, a wholly owned subsidiary of our Sponsor. “Reasonable best efforts” means that Inland Securities is not obligated to purchase any specific number or dollar amount of shares. We also are offering up to $190,000,000 of shares of our Class A common stock at a price of $23.75 per share to stockholders who elect to participate in our distribution reinvestment plan or “DRP”.

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Liquidity and Capital Resources

General

Our principal demand for funds will be to acquire real estate assets, to pay operating and offering expenses, to pay interest on our outstanding indebtedness, to pay distributions to our stockholders and to fund our Share Repurchase Program or “SRP”. We generally seek to fund our cash needs for items other than asset acquisitions and offering costs from operations. Our cash needs for acquisitions will be funded primarily from the sale of our shares, including those offered for sale through our DRP, as well as financing obtained concurrent with an acquisition or in the future.  There may be a delay between the sale of our shares and our purchase of assets, which could result in a delay in generating returns, if any, from our investment operations.  Our Business Manager and Inland Real Estate Acquisitions, Inc. will evaluate potential acquisitions and will engage in negotiations with sellers and lenders on our behalf.  Pending investment in real estate assets, we may decide to invest proceeds from the Offering in certain investments that could yield lower returns than those earned on real estate assets.

We will generally fund our cash needs for items other than asset acquisitions and capital expenditures from cash flow from operations. We anticipate that adequate cash will be generated from operations to fund our operating and administrative expenses, interest payments on our indebtedness and the payment of distributions. However, our ability to fund operations is subject to some uncertainties. If we have not generated sufficient cash flow from operations, we may fund our cash needs from advances or contributions from our Business Manager or Sponsor or from cash retained by us in the case that our Business Manager defers, accrues or waives all, or a portion, of its business management fees or its right to be reimbursed for certain expenses. We have not limited the amount of monies from any of these sources that may be used to fund cash needs. Neither our Business Manager nor our Sponsor has any obligation to provide us with advances or contributions, and our Business Manager is not obligated to defer, accrue or waive any portion of its business management fee or reimbursements. Further, there is no assurance that these other sources will be available to fund our cash needs.

Potential future sources of capital include proceeds from secured or unsecured financings from banks or other lenders, proceeds from the sale of assets and undistributed funds from operations. If necessary, we may use financings or other sources of capital in the event of unforeseen significant capital expenditures. We have not identified any sources for these types of financings.

Our liquidity needs as of and for the three months ended March 31, 2015 and 2014, have been primarily to pay administrative, organizational and offering costs. As of March 31, 2015 and December 31, 2014, we owed $2.7 million and $1.5 million, respectively, to our Sponsor and its affiliates for advances or unpaid services from these parties. These amounts represent non-interest bearing advances by the Sponsor and its affiliates, which the Company intends to repay.

As of March 31, 2015, we received net offering proceeds of $200,000 from the sale of our stock.

Cash Flow Analysis

	For the three months ended March 31,
	2015	2014
Net cash flows used in operating activities	$(159,498)	$(22)
Net cash flows provided by financing activities	$272,941	$—

15

For the three months ended March 31, 2015 and 2014, we paid $159,498 and $22 in operating expenses, respectively.

Cash provided by financing activities was $272,941 and $0 for the three months ended March 31, 2015 and 2014, respectively. During the three months ended March 31, 2015, we paid $927,059 in offering costs and received $1,200,000 in Sponsor advances.

Results of operations

For the three months ended March 31, 2015 and 2014, operations consisted of general and administrative expenses and organizational costs.

As of March 31, 2015, we had not declared or paid any distributions.

Critical Accounting Policies

Our accounting policies have been established to conform with U.S. generally accepted accounting principles or “U.S. GAAP.” The preparation of financial statements in conformity with U.S. GAAP requires management to use judgment in the application of accounting policies, including making estimates and assumptions. Below are the accounting policies we believe will be critical once we commence principal operations. We consider these policies to be critical because they require our management to use judgment in the application of accounting policies, including making estimates and assumptions. These judgments affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. If management’s judgment or interpretation of the facts and circumstances relating to various transactions had been different, it is possible that different accounting policies would have been applied, thus resulting in a different presentation of the financial statements. Additionally, other companies may utilize different estimates that may impact comparability of our results of operations to those of companies in similar businesses.

Offering and Organization Costs

Costs associated with the Offering are deferred and charged against the gross proceeds of the Offering upon the sale of shares. Formation and organizational costs were expensed as incurred.

Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for future tax consequences and are attributable to (1) differences between the financial statement carrying amounts and their respective tax bases, and (2) net operating losses. A valuation allowance is established for uncertainties relating to realization of deferred tax assets.

16

Acquisitions

We will be required to determine the total purchase price of each acquired investment property, which includes estimating any contingent consideration to be paid or received in future periods. We will allocate the purchase price of each acquired business between tangible and intangible assets at full fair value at the date of the transaction. Such tangible and intangible assets include land, building and improvements, acquired above market and below market leases, in-place lease value, and any assumed financing that is determined to be above or below market terms. Any additional amounts are allocated to goodwill as required, based on the remaining purchase price in excess of the fair value of the tangible and intangible assets acquired and liabilities assumed. The allocation of the purchase price is an area that requires judgment and significant estimates. We will use the information contained in independent appraisals, valuation reports or other market sources as the basis for the allocation to land and building improvements.

We will expense acquisition costs of all transactions as incurred. All costs related to finding, analyzing and negotiating a transaction will be expensed as incurred as acquisition related costs, whether or not the acquisition is completed. These expenses will include acquisition fees, if any, paid to our Business Manager.

Impairment

We will assess the carrying values of the respective long-lived assets, whenever events or changes in circumstances indicate that the carrying amounts of these assets may not be fully recoverable. If it is determined that the carrying value is not recoverable because the undiscounted cash flows do not exceed the carrying value, we will be required to record an impairment loss to the extent that the carrying value exceeds fair value. The valuation and possible subsequent impairment of investment properties will be a significant estimate that can change based on our continuous process of analyzing each property and reviewing assumptions about inherently uncertain factors, as well as the economic condition of the property at a particular point in time.

We will also evaluate our equity method investments for impairment indicators. The valuation analysis considers the investment positions in relation to the underlying business and activities of our investment and identifies potential declines in fair value. An impairment loss should be recognized if a decline in value of the investment has occurred that is considered to be other than temporary, without ability to recover or sustain operations that would support the value of the investment.

Cost Capitalization and Depreciation Policies

Real estate acquisitions will be recorded at cost less accumulated depreciation. Improvements and betterment costs will be capitalized and ordinary repairs and maintenance will be expensed as incurred.

17

Depreciation expense will be computed using the straight-line method. Buildings and improvements will be depreciated on a straight-line basis based upon estimated useful lives of thirty years for buildings and improvements, and five to fifteen years for furniture, fixtures and equipment and site improvements. Loan fees will be amortized on a straight-line basis, which approximates the effective interest method, over the life of the related loan as a component of interest expense. The portion of the purchase price allocated to acquired above market lease costs and acquired below market lease costs will be amortized on a straight-line basis over the life of the related lease (including renewal periods for below market leases with fixed rate renewals) as an adjustment to net rental income. Acquired in-place lease costs and other leasing costs will be amortized on a straight-line basis over the weighted-average remaining lease term as a component of amortization expense.

Cost capitalization and the estimate of useful lives require judgment and include significant estimates that can and do change.

Fair Value Measurements

We will estimate fair value using available market information and valuation methodologies we believe to be appropriate for these purposes. Considerable judgment and a high degree of subjectivity are involved in developing these estimates and, accordingly, they will not necessarily be indicative of amounts that would be realized upon disposition.

We define fair value based on the price that would be received upon sale of an asset or the exit price that would be paid to transfer a liability in an orderly transaction between market participants at the measurement date. We will establish a fair value hierarchy that prioritizes observable and unobservable inputs used to measure fair value. The fair value hierarchy will consist of three broad levels, which are described below:

▪	Level 1 −	Quoted prices in active markets for identical assets or liabilities that the entity has the ability to access.

▪	Level 2 −	Observable inputs, other than quoted prices included in Level 1, such as quoted prices for similar assets and liabilities in active markets; quoted prices for identical or similar assets and liabilities in markets that are not active; or other inputs that are observable or can be corroborated by observable market data.

▪	Level 3 −	Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets and liabilities. This includes certain pricing models, discounted cash flow methodologies and similar techniques that use significant unobservable inputs.

Revenue Recognition

Rental income attributable to leases will be recorded on a straight-line basis, which is not materially different than if it were recorded when due from residents and recognized monthly as it was earned. Leases entered into between a resident and a property for the rental of an apartment unit will generally be year-to-year, renewable upon consent of both parties. Retail/commercial leases will generally have five to ten year lease terms with market based renewal options.

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Partially-Owned Entities

We will consolidate the operations of a joint venture if we determine that we are either the primary beneficiary of a variable interest entity or “VIE” or have substantial influence and control of the entity. The primary beneficiary is the party that has the ability to direct the activities that most significantly impact the entity’s economic performance and the obligation to absorb losses and right to receive the returns from the VIE that would be significant to the VIE. There are significant judgments and estimates involved in determining the primary beneficiary of a VIE or the determination of who has control and influence of the entity. When we consolidate an entity, the assets, liabilities and results of operations will be included in our consolidated financial statements.

In instances where we determine that we are not the primary beneficiary of a VIE or we do not control the joint venture but we can exercise influence over the entity with respect to its operations and major decisions, we use the equity method of accounting. Under the equity method, the operations of a joint venture are not consolidated with our operations but instead our share of operations will be reflected as equity in earnings (loss) on unconsolidated entity on our consolidated statements of operations. Additionally, our net investment in the joint venture will be reflected as investment in unconsolidated entity on the consolidated balance sheets.

Valuation of Accounts and Rents Receivable

We will take into consideration certain factors that require judgments to be made as to the collectability of receivables. Collectability factors taken into consideration are the amounts outstanding, payment history and financial strength of the tenant, which taken as a whole determines the valuation.

Recent Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board, or “FASB”, issued ASU No. 2014-09, Revenue from Contracts with Customers, which requires an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. The ASU will replace most existing revenue recognition guidance in U.S. GAAP when it becomes effective, although it will not affect the accounting for rental related revenues. ASU No. 2014-09 is currently effective for financial statements issued for fiscal years and interim period beginning after December 31, 2016. Early adoption is prohibited. In April 2015, the FASB voted to propose an amendment to the ASU, deferring the effective date one year to annual reporting periods beginning after December 15, 2017 for public entities. The standard permits the use of either the retrospective or cumulative effect transition method. We are evaluating the effect that ASU No. 2014-09 will have on our consolidated financial statements and related disclosures. We have not yet selected a transition method nor have we determined the effect of the standard on our ongoing financial reporting.

In April 2015, the FASB issued ASU No. 2015-03, Interest - Imputation of Interest (Subtopic 835-30): Simplifying the Presentation of Debt Issuance Costs. The ASU requires that debt issuance costs be deducted from the carrying value of the financial liability and not recorded as separate assets, classified as deferred financing costs. The ASU is effective for public entities for financial statements issued for fiscal years beginning after December 15, 2015. Early adoption is permitted for financial statements that have not been previously issued and will be applied on a retrospective basis. We do not expect adoption of this ASU to have a material impact on our consolidated financial statements.

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Share Repurchase Program

The SRP is designed to provide eligible stockholders with limited, interim liquidity by enabling them to sell shares back to us. The terms under which we may repurchase shares may differ between repurchases upon the death or “qualifying disability” of a stockholder or “Exceptional Repurchases” and all other repurchases or “Ordinary Repurchases”. The prices at which shares may be sold back to us as Ordinary Repurchases, with respect to both Class A Shares and Class T Shares, are as follows:

▪	95% of the share price for stockholders who have owned their shares continuously for at least one year but less than two years;

▪	97.5% of the share price for stockholders who have owned their shares continuously for at least two years but less than three years;

▪	100% of the share price for stockholders who have owned their shares for at least three years.

In the case of Ordinary Repurchases, we may repurchase shares beneficially owned by a stockholder continuously for at least one year. However, in the event a stockholder is having all of his or her shares repurchased, our board may waive the one-year holding requirement for shares originally purchased under our DRP. We may make Ordinary Repurchases only if we have sufficient funds available to complete the repurchase. In any given calendar month, we are authorized to use only the proceeds from our DRP during that month to make Ordinary Repurchases; provided that, if we have excess funds during any particular month, we may, but are not obligated to, carry those excess funds to the subsequent calendar month for the purpose of making Ordinary Repurchases. Subject to funds being available, in the case of Ordinary Repurchases, we will limit the number of shares repurchased during any calendar year to 5% of the number of Class A Shares and Class T Shares outstanding on December 31st of the previous calendar year. In the event that we determine not to repurchase all of the shares presented during any month, including as a result of having insufficient funds or satisfying the 5% limit, to the extent we decide to repurchase shares, shares will be repurchased on a pro rata basis up to the limits described above. Any stockholder whose Ordinary Repurchase request has been partially accepted in a particular calendar month will have the remainder of his or her request included with all new repurchase requests we have received in the immediately following calendar month, unless he or she chooses to withdraw that request.

In the case of Exceptional Repurchases, with respect to both Class A Shares and Class T Shares, we may repurchase shares at a repurchase price equal to 100% of the share price. Exceptional Repurchases are not subject to a one-year holding period, or the 5% repurchase limit discussed above, and may be repurchased with funds from any source.

Off-Balance Sheet Arrangements

We currently have no off-balance sheet arrangements that are reasonably likely to have a material current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

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Item 3.  Quantitative and Qualitative Disclosures About Market Risk

We may be exposed to interest rate changes primarily as a result of long-term debt used to purchase properties or other real estate assets, maintain liquidity and fund capital expenditures or operations. We will seek to limit the impact of interest rate changes on earnings and cash flows and to lower our overall borrowing costs.

We may use derivative financial instruments to hedge exposures to changes in interest rates on loans secured by our assets. Derivative instruments may include interest rate swap contracts, interest rate cap or floor contracts, futures or forward contracts, options or repurchase agreements. Our actual hedging decisions will be determined in light of the facts and circumstances existing at the time of the hedge and may differ from our currently anticipated hedging strategy. If we use derivative financial instruments to hedge against interest rate fluctuations, we will be exposed to both credit risk and market risk. Credit risk is the failure of the counterparty to perform under the terms of the derivative contract. If the fair value of a derivative contract is positive, the counterparty will owe us, which creates credit risk for us because the counterparty may not perform. Market risk is the adverse effect on the value of a financial instrument that results from a change in interest rates. We will seek to manage the market risk associated with interest-rate contracts by establishing and monitoring parameters that limit the types and degree of market risk that may be undertaken. There is no assurance we will be successful.

With regard to variable rate financing, our Business Manager will assess our interest rate cash flow risk by continually identifying and monitoring changes in interest rate exposures that may adversely impact expected future cash flows and by evaluating hedging opportunities. Our Business Manager will maintain risk management control systems to monitor interest rate cash flow risk attributable to both of our outstanding or forecasted debt obligations as well as our potential offsetting hedge positions. While this hedging strategy will be designed to minimize the impact on our net income and funds from operations from changes in interest rates, the overall returns on stockholder investments may be reduced. Our board has not yet established policies and procedures regarding our use of derivative financial instruments for hedging or other purposes.

Item 4.  Controls and Procedures

Controls and Procedures

The Company’s management has evaluated, with the participation of the Company’s principal executive and principal financial officers, the effectiveness of the Company’s disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) as of the end of the period covered by this report. Based on that evaluation, the principal executive and principal financial officers have concluded that the Company’s disclosure controls and procedures were effective as of the end of the period covered by this report.

Changes in Internal Control over Financial Reporting

There were no changes to our internal control over financial reporting (as defined in Exchange Act Rule 13a-15(f) or Rule 15d-15(f)) during the three months ended March 31, 2015 that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

21

Part II - Other Information

Item 1.  Legal Proceedings

We are not a party to any material pending legal proceedings.

Item 1A.  Risk Factors

There have been no material changes from the risk factors set forth in our Registration Statement filed on Form S-11, as amended.

Item 2.  Unregistered Sales of Equity Securities and Use of Proceeds

On February 17, 2015, our Registration Statement on Form S-11 (File No. 333-199129), covering a public offering of up to $1,190,000,000 of shares of Class A and Class T common stock was declared effective under the Securities Act of 1933. The Offering commenced on February 17, 2015 and is ongoing.

We are offering up to $1,000,000,000 of shares of Class A common stock and shares of Class T common stock, in any combination. We are also offering up to $190,000,000 of Class A Shares in the DRP. We reserve the right to reallocate the shares between share classes in our reasonable best efforts offering and between our reasonable best efforts offering and the DRP.

As of March 31, 2015, we have not sold any securities in our initial offering nor have we incurred any expenses in connection with the issuance and DRP.

On December 23, 2013, we issued 8,000 shares of our common stock, which were subsequently converted to 8,000 shares of Class A common stock, for $25.00 per share, or an aggregate purchase price of $200,000, to our Sponsor in connection with our formation. No sales commission or other consideration was paid in connection with the sale. The sale was consummated without registration under the Securities Act, in reliance upon the exemption from registration set forth in Section 4(2) of the Act as transactions not involving any public offering.

During the period covered by this quarterly report, we did not sell any equity securities that were not registered under the Securities Act, and we did not repurchase any of our securities.

Item 3.  Defaults Upon Senior Securities

None.

Item 4.  Mine Safety Disclosures

Not Applicable.

22

Item 5.  Other Information

Not Applicable.

Item 6.  Exhibits

The representations, warranties and covenants made by us in any agreement filed as an exhibit to this Form 10-Q are made solely for the benefit of the parties to the agreement, including, in some cases, for the purpose of allocating risk among the parties to the agreement, and should not be deemed to be representations, warranties or covenants to, or with, you. Moreover, these representations, warranties and covenants should not be relied upon as accurately describing or reflecting the current state of our affairs.

The exhibits filed in response to Item 601 of Regulation S-K are listed on the Exhibit Index attached hereto.

23

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INLAND RESIDENTIAL PROPERTIES TRUST, INC.

/s/ Mitchell A. Sabshon
By:	Mitchell A. Sabshon
President and chief executive officer
Date:	May 15, 2015

/s/ Catherine L. Lynch
By:	Catherine L. Lynch
Chief Financial Officer (co-principal financial officer)
Date:	May 15, 2015

/s/ David Z. Lichterman
By:	David Z. Lichterman
Vice President, Treasurer and Chief Accounting Officer (co-principal financial officer and principal accounting officer)
Date:	May 15, 2015

24

Exhibit Index

Exhibit No.	Description

3.1

Articles of Amendment and Restatement of Inland Residential Properties Trust, Inc., dated February 17, 2015 (incorporated by reference to Exhibit 3.1 to Post-Effective Amendment No.1 to the Registrant’s Form S-11 Registration Statement, as filed with the Securities and Exchange Commission on February 18, 2015 (file number 333-199129))

3.2	Articles of Amendment of Inland Residential Properties Trust, Inc,. dated March 12, 2015 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, as filed with the Securities and Exchange Commission on March 16, 2015 (file number 333-199129))

4.1	Amended and Restated Distribution Reinvestment Plan, dated March 12, 2015 (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, as filed with the Securities and Exchange Commission on March 16, 2015 (file number 333-199129))

4.2	Share Repurchase Program, dated February 17, 2015 (incorporated by reference to Exhibit 4.2 to Post-Effective Amendment No.1 to the Registrant’s Form S-11 Registration Statement, as filed with the Securities and Exchange Commission on February 18, 2015 (file number 333-199129))

4.3	Agreement of Limited Partnership of Inland Residential Operating Partnership, L.P., dated February 17, 2015 (incorporated by reference to Exhibit 4.3 to Post-Effective Amendment No.1 to the Registrant’s Form S-11 Registration Statement, as filed with the Securities and Exchange Commission on February 18, 2015 (file number 333-199129))

10.1	Dealer Manager Agreement, dated February 17, 2015 (incorporated by reference to Exhibit 1.1 to Post-Effective Amendment No.1 to the Registrant’s Form S-11 Registration Statement, as filed with the Securities and Exchange Commission on February 18, 2015 (file number 333-199129))

10.2	Business Management Agreement, dated February 17, 2015 (incorporated by reference to Exhibit 10.1 to Post-Effective Amendment No.1 to the Registrant’s Form S-11 Registration Statement, as filed with the Securities and Exchange Commission on February 18, 2015 (file number 333-199129))

10.3	Master Real Estate Management Agreement, dated February 17, 2015 (incorporated by reference to Exhibit 10.2 to Post-Effective Amendment No.1 to the Registrant’s Form S-11 Registration Statement, as filed with the Securities and Exchange Commission on February 18, 2015 (file number 333-199129))

10.4	Escrow Agreement, dated February 17, 2015 (incorporated by reference to Exhibit 10.3 to Post-Effective Amendment No.1 to the Registrant’s Form S-11 Registration Statement, as filed with the Securities and Exchange Commission on February 18, 2015 (file number 333-199129))

10.5	Employee and Director Incentive Restricted Share Plan (incorporated by reference to Exhibit 10.4 to Post-Effective Amendment No.1 to the Registrant’s Form S-11 Registration Statement, as filed with the Securities and Exchange Commission on February 18, 2015 (file number 333-199129))

25

Exhibit No.	Description

31.1	Certification by Principal Executive Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002*

31.2	Certification by Co-Principal Financial Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002*

31.3	Certification by Co-Principal Financial Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002*

32.1	Certification by Principal Executive Officer pursuant to Section 906 of the Sarbanes-Oxley Act of 2002*

32.2	Certification by Co-Principal Financial Officer pursuant to Section 906 of the Sarbanes-Oxley Act of 2002*

32.3	Certification by Co-Principal Financial Officer pursuant to Section 906 of the Sarbanes-Oxley Act of 2002*

101	The following financial information from our Quarterly Report on Form 10-Q for the period ended March 31, 2015, filed with the Securities and Exchange Commission on May 15, 2015, is formatted in Extensible Business Reporting Language (“XBRL”): (i) Consolidated Balance Sheets; (ii) Consolidated Statements of Operations; (iii) Consolidated Statement of Equity (Deficit); (iv) Consolidated Statements of Cash Flows; and (v) Notes to Consolidated Financial Statements (tagged as blocks of text)

*	Filed as part of this Quarterly Report on Form 10-Q.

26

APPENDIX B

SECOND AMENDED AND RESTATED DISTRIBUTION REINVESTMENT PLAN

Inland Residential Properties Trust, Inc. (the “Company”), as a service to its stockholders, hereby offers participation in its second amended and restated distribution reinvestment plan (the “Plan”). The Plan is designed to provide participants with a simple, convenient and economical way to purchase shares of the Company’s common stock, including shares of the Company’s Class A common stock (the “Class A Shares”) and Class T common stock (the “Class T Shares”). Stockholders who choose not to participate in the Plan will receive distributions, in the form declared and paid by the Company.

Purchases of shares will be made directly from the Company and shall be made in the same class as the shares on which the participant received the cash distributions that are being reinvested through the Plan, i.e., distributions paid on Class A Shares will be used to purchase additional Class A Shares and distributions paid on Class T Shares will be used to purchase additional Class T Shares.

To aid in your understanding of the question-and-answer statements set forth below, you may find the following basic definitions useful:

“Shares registered in your name” means shares of the Company’s common stock for which you are the owner of record. If you own shares of the Company’s common stock but are not the owner of record for those shares, it is likely that the shares you own are registered in the name of another (e.g., in the name of a bank or trustee holding shares of common stock on your behalf) and are held for you by the registered owner in an account in your name.

“Shares enrolled in the Plan” means shares registered in your name that you have chosen to enroll in the Plan. Distributions on all shares enrolled in the Plan are automatically reinvested in additional shares of the Company’s common stock. You do not have to enroll all of your shares of common stock in the Plan.

The following question-and-answer statements define the Company’s Plan, effective as of June 1, 2015.

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Purpose

1.	What is the purpose of the Plan?

The purpose of the Plan is to provide eligible stockholders (see Question 5) with a simple and convenient way to invest cash distributions in additional shares of the Company’s common stock. The Plan is intended to be used by you as a vehicle for long-term investment in the Company’s common stock.

Maximum Ownership of Shares. To maintain the Company’s qualification as a REIT, no more than 50% of its outstanding shares of common stock may be owned directly or indirectly by five or fewer individuals at any time during July through December of each year. To ensure that the Company meets this test, its charter provides that no person may own more than 9.8% in value of its outstanding stock, or 9.8% in value or in number (whichever is more restrictive) of each class of its shares, without the prior approval of the Company’s board of directors. Therefore, to the extent that any purchase of shares of common stock under the Plan would cause you to own more than 9.8% in value of the Company’s outstanding stock, or 9.8% in value or in number (whichever is more restrictive) of each class of its shares, without the prior approval of the Company’s board of directors, you may not reinvest your distributions to purchase additional shares of common stock.

Investment Options

2.	What investment options are available to participants in the Plan?

The Plan provides two options for purchasing additional shares of common stock:

Full Distribution Reinvestment Option. You may have cash distributions on all of your shares of common stock automatically reinvested; or

Partial Distribution Reinvestment Option. You may reinvest cash distributions on a percentage of the shares of common stock you own and continue to receive distributions in the form declared and paid by the Company on the other shares registered in your name. You can take advantage of this option by enrolling in the Plan only that percentage of your shares for which you wish to reinvest distributions.

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Benefits and Disadvantages

3.	What are the benefits and disadvantages of the Plan?

Benefits. Before deciding whether to participate, you should consider the following benefits of the Plan:

•	You may purchase additional shares of the Company’s common stock by automatically reinvesting cash distributions on all, or less than all, of the shares registered in your name. You will continue to receive distributions in the form declared and paid by the Company for those shares of common stock that you choose not to enroll in the Plan.
•	No commissions, brokerage fees or service charges will be paid by you in connection with purchases under the Plan resulting in a lower purchase price than you would otherwise pay if you acquired shares in our primary offering. In addition, no fees will be paid to Inland Real Estate Investment Corporation, Inland Residential Business Manager & Advisor, Inc., our directors or any of their affiliates in connection with purchases under the Plan.
•	Your funds will be fully invested because the Plan permits fractions of shares of common stock to be purchased for you and registered in your name. Distributions on such fractions, as well as on whole shares, will be reinvested in additional shares of common stock and registered in your name.
•	Regular statements from the Administrator reflecting all current activity in your account, including purchases, sales and latest balance, will simplify your recordkeeping.

Disadvantages. Before deciding whether to participate, you should consider the following disadvantages of the Plan:

•	You will be treated for U.S. federal income tax purposes as receiving a distribution equal to the fair market value of the shares of common stock purchased for you as a result of the reinvestment of cash distributions. This distribution will be taxable to the extent of the Company’s current and accumulated earnings and profits (and to the extent the distribution exceeds both the Company’s current and accumulated earnings and profits and the tax basis in your shares of common stock). Accordingly, you may have a tax liability without a corresponding distribution of cash with which to pay the liability when it comes due.
•	You may not know the actual number of shares of common stock purchased for you as a result of the reinvestment of cash distributions until after the applicable Distribution Payment Date, as defined in Question 16.
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•	You may incur brokerage commissions, fees and income taxes, as described in Question 20.
•	We may amend, suspend, modify or terminate the Plan at any time, without the prior consent of participants in the Plan.

Administration

4.	Who administers the Plan for participants?

DST Systems, Inc. (the “Administrator”) administers the Plan, keeps records, sends statements of account to each participant, and performs other duties related to the Plan. Shares purchased under the Plan will be registered in your name.

The Company, in conjunction with the Administrator, may adopt rules and regulations to facilitate the administration of the Plan. The Company reserves the right to interpret the provisions of the Plan, and any rules and regulations adopted in accordance therewith, in its sole discretion. The determination of any matter with respect to the Plan made by the Company in good faith shall be final and conclusive and binding on the Administrator and all participants in the Plan. The Administrator currently acts as distribution disbursing and transfer agent and registrar for the Company’s common stock and may have other business relationships with the Company from time to time.

For answers to questions regarding the Plan and to request Plan forms, please contact the Company at (800) 826-8228.

Eligibility and Enrollment

5.	Who is eligible to participate?

If you are a stockholder in the Company and have shares registered in your name, you are eligible to participate in the Plan. If your shares of common stock are registered in a name other than your own (e.g., in the name of a bank or trustee holding shares of common stock on your behalf) and you want to participate in the Plan, you should consult directly with the entity holding your shares to determine if they can enroll in the Plan. You will not be eligible to participate in the Plan, however, if you reside in a jurisdiction in which it is unlawful, or where it is unduly burdensome, for the Company or the Administrator to let you participate.

The Company reserves the right to reject the enrollment of any participant who has abused the Plan through excessive sales, terminations and enrollments, or otherwise (see Questions 1 and 26).

B-4

6.	When may an eligible person join the Plan?

If you are eligible to participate as described in Question 5 and have been furnished a copy of the Company’s prospectus, you may join the Plan at any time. Your enrollment will become effective as described below in Question 12.

7.	What happens if a participant’s financial condition changes after enrollment?

You must notify the Administrator in the event that, at any time during your participation in the Plan, there is any material change in your financial condition, as compared to information previously provided to your broker or financial advisors, or inaccuracy of any representation under the subscription agreement for your initial purchase of securities, including specifically with respect to the concentration limits applicable to residents of certain states. A “material change” also includes any anticipated or actual material decrease in your net worth or annual gross income, or any other material change in circumstances that may be likely to cause you to fail to meet the minimum income and net worth standards or the concentration limits set forth in the Company’s prospectus for your initial purchase of shares or cause your broker or financial advisor to determine that an investment in shares of the Company’s common stock is no longer suitable and appropriate for you.

8.	How does an eligible person join the Plan?

You may join the Plan by completing the appropriate section of the subscription agreement or submitting a distribution election form. In the event you wish to enroll shares of common stock that are registered in more than one name (i.e., joint tenants, trustees, etc.), all registered stockholders must sign the subscription agreement.

You should send any original subscription agreement to the address indicated on your subscription agreement. You should send any distribution election forms to the address set forth on the form.

9.	Is partial participation possible under the Plan?

Yes. You may elect to enroll in the Plan all, or less than all, of the shares registered in your name.

10.	For what reinvestment options does the Election Form provide?

By joining the Plan, you authorize the Administrator to invest in accordance with the Plan all cash distributions paid on your shares then or subsequently enrolled in the Plan. The Plan also provides for the partial enrollment in the Plan of your shares of common stock. If you do not wish all of the shares of common stock held in your name to be enrolled in the Plan, you may designate the percentage of shares of common stock you do wish enrolled.

B-5

11.	How may a participant change options under the Plan?

As a participant, you may change your reinvestment options at any time by requesting a distribution election form and returning it to the Administrator at the address set forth on the form. Any change in reinvestment option must be received by the Administrator not later than five days prior to the next Distribution Payment Date in order to make a change with respect to that distribution payment (see also Questions 12, 14 and 16).

12.	When does enrollment in the Plan become effective?

Your signed subscription agreement will be processed as quickly as practicable after its receipt by the Administrator. Reinvestment of cash distributions on your shares enrolled in the Plan will take place as follows:

•	If your signed subscription agreement is received by the Administrator prior to or on a record date, reinvestment of distributions on your enrolled shares of common stock will begin with the Distribution Payment Date for that record date.

For a discussion of record dates and Distribution Payment Dates, see Questions 14 and 16.

Costs

13.	Are there any costs to participants in the Plan?

All costs to administer the Plan are paid by the Company, except that you may incur brokerage commissions, fees and income taxes as a result of your participation in the Plan (see Question 20). Distribution and stockholder servicing fees will not be paid on Class T Shares purchased under the Plan.

Purchases

14.	When are the record dates and Distribution Payment Dates for the Company’s distributions?

You should not assume that the Company will pay distributions or pay them in any particular amount or on any particular date. The Company’s board of directors will establish Distribution Payment Dates and corresponding record dates.

The Company currently has no plans to declare any special or extraordinary distributions. However, should any such special distribution be declared, the amount due on shares enrolled in the Plan will be paid to your account under the Plan and invested in accordance with the Plan, subject to your right to withdraw at any time.

B-6

15.	What is the source of shares purchased under the Plan?

The sole source of shares purchased under the Plan is newly issued shares of common stock purchased directly from the Company.

16.	When will shares be purchased under the Plan?

Cash distributions reinvested under the Plan will be applied to the purchase of shares of common stock on the dates that cash distributions are paid on the Company’s common stock (each, a “Distribution Payment Date”). Shares generally will be purchased for you and registered in your name on the Distribution Payment Date.

17.	What will be the price of the shares purchased under the Plan?

The price per share for the Class A Shares purchased for holders of Class A Shares under the Plan on any Distribution Payment Date will be equal to $23.75 per Class A Share until the earlier of:

•	the change of the public offering price in a public “reasonable best efforts” offering of the Company’s Class A Shares from $25.00 per Class A Share, if there is a change; and
•	termination of any “reasonable best efforts” public offering of the Company’s Class A Shares, unless followed by a subsequent “reasonable best efforts” public offering of Class A Shares.

After the earlier of (1) the change of the public offering price in a public “reasonable best efforts” offering of the Company’s Class A Shares from $25.00 per Class A Share, if there is a change, and (2) termination of all “reasonable best efforts” public offerings of the Company’s Class A Shares, the price per Class A Share purchased for you under the Plan on any Distribution Payment Date will be equal to one of the following: (i) until such time as the Company reports an estimated value of its Class A Shares, 95% of the last price at which Class A Shares were offered by the Company in a “reasonable best efforts” public offering of its shares; (ii) once reported, the estimated value of a Class A Share; or (iii) assuming that the Plan has not been terminated or suspended in connection with a listing, if a listing occurs, the average daily open and close sales price per Class A Share, as reported by the national securities exchange or inter-dealer quotation system, whichever is applicable, on any Distribution Payment Date.

The price per share for Class T Shares purchased for holders of Class T Shares under the Plan on any Distribution Payment Date will be equal to $22.81 per Class T Share until the earlier of:

•	the change of the public offering price in a public “reasonable best efforts” offering of the Company’s Class T Shares from $23.95 per Class T Share, if there is a change; and
B-7

•	termination of any “reasonable best efforts” public offering of the Company’s Class T Shares, unless followed by a subsequent “reasonable best efforts” public offering of Class T Shares.

After the earlier of (1) the change of the public offering price in a public “reasonable best efforts” offering of the Company’s Class T Shares from $23.95 per Class T Share, if there is a change, and (2) termination of all “reasonable best efforts” public offerings of the Company’s Class T Shares, the price per Class T Share purchased for you under the Plan on any Distribution Payment Date will be equal to the “market price” of a Class T Share. For these purposes, “market price” means, prior to a liquidity event, the last price at which Class T Shares were offered by the Company in a “reasonable best efforts” public offering less selling commissions and dealer manager fees or, once reported, the estimated value of a Class T Share. Assuming that the Plan has not been terminated or suspended in connection with a liquidity event, if a liquidity event occurs, or upon another conversion event described in the Company’s charter, the Class T Shares will convert into Class A Shares, and the price per Class A Share purchased for you under the Plan will be determined in the manner described above for Plan participants who are holders of Class A Shares.

18.	How many shares will be purchased for participants?

The number of shares of common stock purchased for you depends on the aggregate amount of your cash distributions and the purchase price per share, determined in accordance with Question 17. A number of shares of common stock, including fractions computed to three decimal places, equal to the aggregate amount of your cash distributions on any particular Distribution Payment Date, less taxes on distributions (if applicable, see Question 20 and Question 21), divided by the applicable purchase price per share, will be purchased for you and registered in your name. The Administrator and the Company will not accept orders to purchase a specific number of shares or to purchase on days other than the applicable Distribution Payment Date. The Company will not purchase shares of common stock for you under the Plan to the extent that the purchase would cause you to own more than 9.8% in value of its outstanding stock, or 9.8% in value or in number (whichever is more restrictive) of each class of its shares, unless those limitations are waived by the Company’s board of directors.

19.	Will shares purchased through the Plan earn distributions?

Yes. All shares purchased through the Plan, including fractional shares, will be entitled to any cash distributions when and as declared by the Company. Only shares of common stock held as of a record date for a given distribution are entitled to that distribution.

B-8

Taxes

20.	What are the U.S. federal income tax consequences of participation in the Plan?

The Company believes the following to be an accurate summary of the U.S. federal income tax consequences for Plan participants as of the effective date of this Plan. You are urged to consult with your own tax advisor to determine the particular tax consequences that may result from your participation in the Plan and the subsequent disposition by you of shares of common stock purchased pursuant to the Plan.

(1)             Cash distributions reinvested under the Plan are, in effect, treated for U.S. federal income tax purposes as having been received in cash on the Distribution Payment Date even though they are used to purchase additional shares of common stock. You will be treated for U.S. federal income tax purposes as having received, on the Distribution Payment Date, a distribution equal to the sum of (a) the fair market value of any common stock purchased under the Plan (including common stock purchased through reinvestment of dividends on shares held in your account), and (b) any cash distributions actually received by you with respect to your shares of common stock not included in the Plan, and such distribution (provided it is not designated as a capital gain dividend or qualified dividend income) will constitute a taxable dividend to the extent of the Company’s current and accumulated earnings and profits (as determined for U.S. federal income tax purposes) allocable to the distribution.  Distributions in excess of the Company’s current and accumulated earnings and profits first will constitute a tax-deferred return of capital that reduces the tax basis in your shares, but not below zero, and then capital gain to the extent the excess distribution exceeds the tax basis in your shares.

(2)             The tax basis per share of common stock purchased under the Plan is the fair market value of the share on the Distribution Payment Date on which the share was purchased for you and registered in your name.

(3)             The holding period for shares of common stock acquired with reinvested distributions generally will begin on the day following the Distribution Payment Date on which the shares were purchased for you and registered in your name (see Question 16).

(4)             A gain or loss may be recognized upon your disposition of common stock purchased through the Plan. The amount of gain or loss recognized will be the difference between the cash and fair market value of property received for the whole or fractional shares of common stock and your tax basis in the whole or fractional shares of common stock. Generally, any gain or loss recognized on the disposition of common stock acquired under the Plan will be treated for U.S. federal income tax purposes as a capital gain or loss.

B-9

21.	How are U.S. federal income tax withholding provisions applied to participants in the Plan?

If you fail to furnish a valid taxpayer identification number to the Administrator and fail to certify that you are not subject to backup withholding, then the Administrator is required by law under the backup withholding rules to withhold taxes from the amount of distributions and the proceeds from any sale of your shares. Under certain other circumstances, you also may be subject to backup withholding. The withheld amount will be deducted from the amount of distributions and the remaining amount of distributions reinvested. In the case of a sale, the withheld amount will be deducted from the sale proceeds and the remaining amount will be sent to you.

If you are a non-U.S. stockholder you must provide the required U.S. federal income tax certifications to establish your status as a non-U.S. stockholder in order for backup withholding not to apply to you. You also must provide the required certifications if you wish to claim the benefit of exemptions from U.S. federal income tax withholding or reduced withholding rates under a treaty or convention entered into between the United States and your country of residence. If you are a non-U.S. stockholder participating in the Plan whose dividends are subject to U.S. federal income tax withholding, the appropriate amount will be withheld and the balance will be applied to purchase shares of common stock, which will be registered in your name.

Reports to Participants

22.	What kinds of reports will be sent to participants in the Plan?

As soon as practicable after each Distribution Payment Date, a summary statement of your account will be mailed to you by the Administrator. These statements are your continuing record of current activity including the cost of your purchases and proceeds from your sales in the Plan. In addition, you will be sent copies of other communications sent to holders of the Company’s common stock, including the Company’s annual report, the notice of annual meeting, proxy statement, and the information you will need for reporting your distribution income for U.S. federal income tax purposes. If, after receiving and reviewing this information, you no longer wish to participate in the Plan, you may withdraw from the Plan in accordance with the terms set forth in Questions 24 and 25 below.

All notices, statements and reports from the Administrator and Company to you will be addressed to your latest address of record with the Administrator. Therefore, you must promptly notify the Administrator of any change of address. To be effective with respect to mailings of distribution checks, address changes must be received by the Administrator five business days prior to the next Distribution Payment Date.

B-10

Certificates for Shares

23.	Will certificates be issued for shares purchased?

No. Shares of the Company’s common stock purchased through the Plan will be issued in book entry form only. This means that we will not issue actual share certificates to you or any holders of the Company’s common stock. The use of book entry only registration protects you against loss, theft or destruction of stock certificates and reduces costs. Shares of common stock purchased through the Plan will be registered in your name. The number of shares of common stock registered in your name will be shown on your statement of your account.

Termination of Participation

24.	When may a participant terminate participation in the Plan?

You may request termination of your participation in the Plan at any time. Any distributions earned subsequent to the effective date of your termination will be paid to you in cash unless you re-enroll in the Plan.

25.	How does a participant terminate participation in the Plan?

To terminate your participation in the Plan, you must notify the Administrator that you wish to do so. An election form should be sent to the address set forth on the election form.

26.	May an individual’s participation be terminated by the Company or the Administrator?

The Company reserves the right to terminate the participation of any participant who, in the Company’s sole discretion, is abusing the Plan or causing undue expense. The Company also reserves the right to suspend or terminate the Plan with respect to participants in one or more jurisdictions.

27.	What happens when a participant’s share repurchase request is dishonored or partially dishonored by the Company?

If you make a share repurchase request that is dishonored or partially dishonored by the Company, your participation in the Plan will automatically be terminated as of the date that the request is dishonored. Any distributions earned subsequent to the effective date of your termination will be paid to you in cash unless you re-enroll in the Plan.

Sales of Shares

28.	What happens when a participant sells or transfers all of his or her shares?

If you sell or transfer all the shares registered in your name, your participation in the Plan will automatically terminate. Any distributions received after your disposition of the shares (for example, if the shares of common stock are disposed after the record date and before the Distribution Payment Date), will be paid in cash.

B-11

29.	What happens when a participant sells or transfers some but not all of his or her shares?

If you have elected the “Full Distribution Reinvestment” option described in Question 2, and you transfer or sell a portion of the shares registered in your name, then the Administrator will continue to reinvest the distributions on all remaining shares registered in your name.

If you have elected the “Partial Distribution Reinvestment” option described at Question 2 by enrolling in the Plan only a percentage of the shares you own, and you transfer or sell a portion of the shares registered in your name, then the Administrator will continue to reinvest the distributions on the remaining shares registered in your name up to the number of shares originally enrolled in the Plan. For example, if you requested the Company to enroll in the Plan 50% of the 100 shares registered in your name, and then you transferred or sold 20 shares, the Company would continue to reinvest the distributions on 40 shares. If instead, you transferred or sold 80 shares, the Company would continue to reinvest the distributions on 10 shares.

Other Information

30.	What are the responsibilities of the Administrator and the Company under the Plan?

Subject to the limitations contained in the Company’s charter, the Administrator and the Company will not be liable under the Plan for any act done in good faith or for any good faith omission to act, including, without limitation, any claim of liability arising with respect to the prices or times at which shares are purchased for you or any change in the market value of the Company’s common stock.

You should not assume that the Company will pay distributions or pay them in any particular amount or on any particular date.

You should recognize that neither the Administrator nor the Company can assure you of a profit or protect you against a loss on the shares of common stock purchased by you under the Plan.

31.	May the Plan be changed or discontinued?

Notwithstanding any other provisions of the Plan, the Company reserves the right to amend, modify, suspend or terminate the Plan at any time, in whole or in part, or in respect to participants in one or more jurisdictions, without the prior consent of participants in the Plan. In the event that the Company amends, suspends or terminates the Plan, however, the Company will mail participants notice of the change at least ten calendar days prior to the change, and the Company will disclose the change in a report filed with the SEC on either Form 8-K, Form 10-Q or Form 10-K, as appropriate.

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